As filed with the Securities and Exchange Commission on October 5, 2006
An Exhibit List can be found on page II-4.
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IGIA, INC.
(Name of small business issuer in its charter)

Delaware	5963	33-0601498
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16 East 40th Street, 12th Floor
New York, NY 10016
(212) 575-0500
(Address and telephone number of principal executive offices and principal place of business)

Avi Sivan, Chief Executive Officer
IGIA, INC.
16 East 40th Street, 12th Floor
New York, NY 10016
(212) 575-0500
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value issuable upon conversion of Callable Secured Convertible Notes	50,000,000	(2)	$.0061	(3)	$305,000.00	$32.64
Common stock, $0.001 par value	10,000,000		$.0061	(3)	$61,000.00	$6.53
Total	60,000,000				$366,000.00	$39.17

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 2, 2006, which was $.0061 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the enclosed prospectus constitutes a combined prospectus also relating to up to 157,000,000 shares of our common stock that were previously registered for sale in a Registration Statement on Form S-2, Registration No. 333-124077. As such, this prospectus also constitutes post-effective amendment no. 1 to the Registration Statement on Form SB-2, Registration No. 333-124077, which shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form SB-2 in accordance with Section 8(c) of the Securities Act of 1933.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 5, 2006

IGIA, INC.
60,000,000 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 60,000,000 shares of our common stock, including up to 10,000,000 shares of common stock currently held by selling stockholders and 50,000,000 shares of our common stock, underlying secured convertible notes in a principal amount of $500,000. The secured convertible notes are convertible into our common stock at the lower of $0.04 or 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "IGAI.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 2, 2006, was $.0072.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by IGIA, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Table Of Contents

PROSPECTUS SUMMARY	4
RISK FACTORS	7
USE OF PROCEEDS	15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	15
BUSINESS	27
EMPLOYEES	29
DESCRIPTION OF PROPERTY	30
LEGAL PROCEEDINGS	30
MANAGEMENT	32
EXECUTIVE OFFICERS AND DIRECTORS	32
EXECUTIVE COMPENSATION	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
DESCRIPTION OF SECURITIES TO BE REGISTERED	38
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	38
PLAN OF DISTRIBUTION	38
PENNY STOCK	40
SELLING STOCKHOLDERS	41
TERMS OF SECURED CONVERTIBLE NOTES	43
LEGAL MATTERS	45
EXPERTS	45
AVAILABLE INFORMATION	46

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

IGIA, INC.

We are in the business of the direct marketing and distribution of proprietary and branded personal care and home care products.

For the three months ended May 31, 2006, we generated $3,458,885 in revenue and net income of $16,377,174. In addition, for the year ended February 28, 2006, we generated revenue of $25,532,151 and a net loss of $17,158,737. As a result of recurring losses from operations and a net deficit in both working capital and stockholders’ equity, Russell Bedford Stefanou Mirchandani LLP, in their report dated May 18, 2006, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 16 East 40th Street, 12th Floor, New York, NY 10016, and our telephone number is (212) 575-0500. We are a Delaware corporation.

The Offering

Common stock offered by selling stockholders	Up to 60,000,000 shares, including up to 50,000,000 shares of common stock underlying secured convertible notes in the principal amount of $500,000.

This number represents 33.1% of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 241,278,058 shares.

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we have received gross proceeds of $500,000 from the sale of the secured convertible notes. The proceeds received from the sale of the callable secured convertible notes have been used for business development purposes, working capital needs, payment of consulting and legal fees and borrowing repayment.

Over-The-Counter Bulletin Board Symbol	IGAI.ob

The above information regarding common stock to be outstanding after the offering is based on 181,278,058 shares of common stock outstanding as of October 2, 2006 and assumes the subsequent conversion of our issued secured convertible notes by our selling stockholders with respect to 50,000,000 shares of our common stock.

July 2006 Financing

To obtain funding for the purpose of payment of general corporate and operating expenses we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on July 27, 2006 for the sale of (i) $500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 75,000,000 shares of our common stock. On July 27, 2006, we received net proceeds of $89,933.79, after deducting expenses of $15,066.21, and $395,000 was placed in escrow to be distributed to the Company in equal payment over the subsequent four months. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants.

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0035 and, therefore, the conversion price for the secured convertible notes was $0.000875. Based on this conversion price, the $500,000 callable secured convertible notes, excluding interest, were convertible into 571,428,571 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.06 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.009 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

In addition, in connection with the foregoing financing, we agreed to amend the terms of the $760,000 in notes issued to the investors on June 7, 2006 to provide that the notes are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The notes when issued were convertible into our common stock at a conversion price equal to the lower of (i) $0.04 or (ii) 35% of the average of the lowest intraday trading prices for our common stock during the 20 days before, but not including, the conversion date.

June 2006 Financing

To obtain funding for the purpose of payment of general corporate and operating purposes, including the payment of auditor and legal fees, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on June 7, 2006 for the sale of (i) $760,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 50,000,000 shares of our common stock. On June 7, 2006, the investors purchased the $760,000 in notes and received warrants to purchase an aggregate of 50,000,000 shares of our common stock.

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0035 and, therefore, the conversion price for the secured convertible notes was $0.000875. Based on this conversion price, the $760,000 callable secured convertible notes, excluding interest, were convertible into 868,571,429 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.06 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.009 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

March 2005 Financing

To obtain funding for the purpose of providing a loan to Tactica International, Inc., our wholly-owned subsidiary, in the form of debtor in possession financing and/or exit financing in the context of Tactica’s chapter 11 case subject to Bankruptcy Court approval, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on March 23, 2005 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 6,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants.

On March 24, 2005, the investors purchased $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On April 20, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On December 22, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock.

The callable secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0035 and, therefore, the conversion price for the secured convertible notes was $0.00175. Based on this conversion price, the $2,532,469.07 outstanding callable secured convertible notes, excluding interest, were convertible into 1,447,125,183 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.06 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

The Chapter 11 Has A Material Negative Effect On Our Business, Financial Condition And Results of Operations.

Tactica, our operating subsidiary filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in October 2004 and its plan of reorganization was declared effective in March 2006. The bankruptcy has had a material negative effect on our business, financial condition and results of operations. Certain post-petition creditors, including firms that provided professional services to Tactica, have submitted a total of approximately $583,000 in claims to the Bankruptcy Court for post-petition administrative expenses for the years ended February 28, 2006 and 2005, respectively. In addition, as described under “Liquidity and Capital Resources” we have a significant working capital deficit and we are seeking additional working capital for operations.

If we are unable resolve post-petition administrative expense claims and service other financial obligations as they become due, we will be required to adopt alternative strategies, which may include, but are not limited to, actions such as further reducing management and employee headcount and compensation, attempting to further restructure financial obligations and/or seeking a strategic merger, acquisition or a sale of assets. There can be no assurance that any of these strategies could be affected on satisfactory terms. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition. In such event, we may be forced to discontinue our operations.

Auditors Have Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

In their report dated May 18, 2006, Russell Bedford Stefanou Mirchandani LLP stated that the financial statements of IGIA for the year ended February 28, 2006 were prepared assuming that IGIA would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of Tactica having filed for bankruptcy protection on October 21, 2004, its recurring losses from operations and our net capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit. Our continued net operating losses and stockholders’ deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Common Stock Trades In A Limited Public Market, The NASD OTC Electronic Bulletin Board; Accordingly, Investors Face Possible Volatility Of Share Price.

Our common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol IGAI.OB. As of October 2, 2006, there were approximately 181,278,058 shares of Common Stock outstanding, of which approximately 160,000,000 shares are tradable without restriction under the Securities Act.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

Our Future Operations Are Contingent On Our Ability To Recruit Employees.

In the event we are able to obtain necessary funding, we expect to experience growth in the number of employees and the scope of our operations. In particular, we may hire additional sales, marketing and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success.

We May Not Be Able To Manage Our Growth Effectively.

Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to: implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Our expansion and the resulting growth in the number of our employees would result in increased responsibility for both existing and new management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. We may not be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. We may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on its business, results of operations, and financial condition.

Our Success Is Dependent On Our Ability To Address Market Opportunities.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, we may be unable to finance our operations. By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition and would prevent us from being able to utilize potential market opportunities.

We Are Seeking Additional Financing.

We are seeking additional capital to continue our operations and will endeavor to raise funds through the sale of equity shares and revenues from operations. We have been financing our operations since June 2004 merger with Tactica through funds loaned to us directly and indirectly by certain officers and directors, the sale of an aggregate of $4,260,000 principal amount of callable secured convertible notes and through operations. We have used the financing to increase our direct response sales business and fund Tactica’s emergence from bankruptcy. We need additional capital to continue our operations and will endeavor to raise funds through the sale of equity shares and revenues from operations.

However, there can be no assurance that we will generate adequate revenues from our operations. Failure to generate such adequate operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our products. Accordingly, we may be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.

The Sales Of Our Products Have Been Very Volatile And Our Results Of Operations Could Fluctuate Materially.

The sales of our products rely on television advertising and direct response marketing campaigns. In addition, within direct response marketing, products often have short life cycles. This leads to volatility in our revenues and results of operations. For example, our net sales for the fiscal year ended February 28, 2006 increased 125.46% as compared with our fiscal year ended February 28, 2005, and our net sales for the fiscal year ended February 28, 2005 decreased 71.40% as compared with the fiscal year ended February 29, 2004. This was primarily caused by substantially reduced sales.

Changes In Foreign Policy, International Law Or The Internal Laws Of The Countries Where Our Manufacturers Are Located Could Have A Material Negative Effect On Our Business, Financial Condition And Results Of Operations.

All of our products are manufactured by unaffiliated companies, some of which are in the Far East. Risks associated with such foreign manufacturing include: changing international political relations; changes in laws, including tax laws, regulations and treaties; changes in labor laws, regulations, and policies; changes in customs duties and other trade barriers; changes in shipping costs; currency exchange fluctuations; local political unrest; and the availability and cost of raw materials and merchandise. To date, these factors have not significantly affected our production capability. However, any change that impairs our ability to obtain products from such manufacturers, or to obtain products at marketable rates, would have a material negative effect on our business, financial condition and results of operations.

Our Business Will Suffer If We Do Not Develop And Competitively Market Products That Appeal To Consumers.

We sell products in the “As Seen on TV” market, the personal care products market, the household appliance market and the floor care products market. These markets are very competitive. Maintaining and gaining market share depends heavily upon price, quality, brand name recognition, patents, innovative designs of new products and replacement models, and marketing and distribution approaches. We compete with domestic and international companies, some of which have substantially greater financial and other resources than we have. We believe that our ability to produce reliable products that incorporate developments in technology and to satisfy consumer tastes with respect to style and design, as well as our ability to market a broad offering of products in each applicable category at competitive prices, are keys to our future success.

Our Business, Financial Condition And Results Of Operations Could Be Materially Adversely Affected If We Are Unable To Sell Products Under Our Licensed Trademarks.

A portion of our sales revenue is derived from sales of products under licensed trademarks. Actions taken by licensors and other third parties with respect to products we license from them could greatly diminish the value of any of our licensed trademarks. If we are unable to develop and sell non-licensed products or products under existing or newly acquired licenses, the effect on our business, financial condition and results of operations could be materially adversely affected.

Many Of Our Competitors Are Larger And Have Greater Financial And Other Resources Than We Do And Those Advantages Could Make It Difficult For Us To Compete With Them.

Many of our current and potential competitors may have substantial competitive advantages relative to us, including: longer operating histories; significantly greater financial, technical and marketing resources;
greater brand name recognition; larger existing customer bases; and more popular products.

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to develop, promote and sell their products or services than we can.

We Are Dependent On Our Management Team And The Loss Of Any Key Member Of This Team May Prevent Us From Implementing Our Business Plan In A Timely Manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Avi Sivan, our Chief Executive Officer, and Prem Ramchandani, our President. We have entered into employment agreements with Mr. Sivan and Mr. Ramchandani. We expect to maintain key person life insurance policies on Mr. Sivan and Mr. Ramchandani in accordance with terms of the March 23, 2005 Securities Purchase Agreement. The loss of Mr. Sivan or Mr. Ramchandani services would be expected to have a material adverse effect on our operations.

Our Business, Financial Condition And Results Of Operations Will Suffer If We Do Not Accurately Forecast Customers’ Demands.

Because of our reliance on manufacturers in the Far East, our production lead times are relatively long. Therefore, we must commit to production well in advance of customer orders. If we fail to forecast consumer demands accurately, we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Our relatively long production lead time may increase the amount of inventory and the cost of storing inventory. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Our Products And Business Practices May Be Subject To Review By Third Party Regulators And Consumer Affairs Monitors And Actions Resulting From Such Reviews, Including But Not Limited To Cease And Desist Orders, Fines And Recalls.

Although our products are generally not regulated by the U.S. Food and Drug Administration (FDA), we have in the past and on occasion may in the future sell products that are subject to FDA regulations. Our advertising is subject to review by the National Advertising Council (NAC) and our advertisements could be and have been subject to NAC recommendations for modification. The U.S. Federal Trade Commission (FTC) and state and local consumer affairs bodies oversee various aspects of our sales and marketing activities and customer handling processes. If any of these agencies, or other agencies that have a right to regulate our products, engage in reviews of our products or marketing procedures we may be subject to various enforcement actions from such agencies. If such reviews take place, as they have in the past, our executives may be forced to spend time on the regulatory proceedings as opposed to running our business. In addition to fines, adverse actions from an agency could result in our being unable to market certain products the way we would like or at all, or prevent us from selling certain products entirely.

We Purchase Essential Services And Products From Third Parties, Which If Interrupted, Could Have A Material Impact On Our Ability To Operate.

We currently outsource significant portions of our business functions, including, but not limited to, media, warehousing, customer service, inbound call center functions and payment processing for all direct response sales, customer order fulfillment, and product returns processing and shipping. From time to time we have experienced interruptions in these essential services for varying periods of time and future interruptions can and will occur. If such interruptions occur for extended periods of time, our operations may be materially adversely affected. Many of our products are produced in South China. Should we experience any interruption or interference with the operations of the third party suppliers of goods and services, we might experience a shortage of inventory. This type of shortage could have a material adverse effect on our financial position, results of operations, and cash flows.

Our Direct Response Sales Operation Is Dependent On Having Adequate Credit Card Activity Processing Capacity With The Major Credit Card Companies And A Credit Card Processor.

A third party credit card processor regulates our daily credit card sales order volume and sets limits as to the maximum daily sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed (chargebacks). The credit card companies and processors may impose increased deposit requirements and fines for “high chargeback levels”, may modify our daily sales volume limit, or even discontinue doing business with us. The direct response business is known for relatively high chargeback levels and we have experienced periods of higher than accepted levels of chargeback activity that has led to fines and disruptions in credit card processing of customer orders. We endeavor to maintain reasonable business practices and customer satisfaction, which in part, contribute to lower levels of chargeback activity. Nevertheless, excess chargeback activity could result in our being unable to have customers pay us using credit cards.

Our Future Acquisitions, If Any, And New Products May Not Be Successful, Which Could Have A Material Adverse Effect On Our Financial Condition And Results Of Operations.

We have in the past, and may in the future, decide to acquire new product lines and businesses. The acquisition of a business or of the rights to market specific products or use specific product names involves a significant financial commitment. In the case of an acquisition, such commitments are usually in the form of either cash or stock consideration. In the case of a new license, such commitments could take the form of license fees, prepaid royalties, and future minimum royalty and advertising payments. While our strategy is to acquire businesses and to develop products that will contribute positively to earnings, there is no guarantee that all or any of our acquisitions will be successful. Anticipated synergies may not materialize, cost savings may be less than expected, sales of products may not meet expectations and acquired businesses may carry unexpected liabilities. Each of these factors could result in a newly acquired business or product line having a material negative impact on our financial condition and results of operations.

Risks Relating to Our Current Financing Arrangement:

There Are A Large Number Of Shares Underlying Our Callable Secured Convertible Notes And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of October 2, 2006, we had 181,278,058 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 2,887,125,183 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 131,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature Of Our Callable Secured Convertible Notes Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current average market price, as of October 2, 2006 of $0.0035.

The following relates to outstanding callable secured convertible notes in the aggregate principal amount of $2,532,469.07, which are convertible at a 50% discount:

% Below Market	Price Per Share	With Discount at 50%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0026	$.0013	1,929,500,244	91.41%
50%	$.0018	$.0009	2,894,250,366	94.11%
75%	$.0009	$.0004	5,788,500,731	96.96%

The following relates to outstanding callable secured convertible notes in the aggregate principal amount of $1,260,000.00, which are convertible at a 75% discount:

% Below Market	Price Per Share	With Discount at 75%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0026	$.0007	1,920,000,000	91.37%
50%	$.0018	$.0004	2,880,000,000	94.08%
75%	$.0009	$.0002	5,760,000,000	96.95%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature Of Our Callable Secured Convertible Notes May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

The callable secured convertible notes are convertible into shares of our common stock at a 50% and 75% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance Of Shares Upon Conversion Of The Callable Secured Convertible Notes And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

The Shares Of Common Stock Allocated For Conversion Of The Callable Secured Convertible Notes And Registered Pursuant To This Prospectus Are Not Be Adequate And We Will Be Required To File A Subsequent Registration Statement Covering Additional Shares And Will Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the Callable Secured Convertible Notes, the shares of common stock we have allocated for conversion of the Callable Secured Convertible Notes and are registering hereunder are not adequate. If the shares we have allocated to the registration statement are not adequate we are required to file an additional registration statement and we will incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required For Any Reason To Repay Our Outstanding Callable Secured Convertible Notes, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Callable Secured Convertible Notes, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantial Assets.

In March 2005, we entered into a financing arrangement involving the sale of an aggregate of $3,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 6,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. We currently have $2,532,469.07 callable secured convertible notes outstanding with respect to this financing. In addition, we entered into subsequent financing arrangement involving the sale of an aggregate of $1,260,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 126,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board Which Would Limit The Ability of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock Is Subject To The "Penny Stock" Rules Of The SEC And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $4,260,000 from the sale of the callable secured convertible notes. The proceeds received from the sale of the callable secured convertible notes will be and are being used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and repayment of debt.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "IGAI.ob". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since our stock began trading on the OTCBB. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

2007 Fiscal Year	High	Low
June 1, 2006 - August 31, 2006	$0.059	$0.0034

March 1, 2006 - May 31, 2006	$0.026	$0.009

2006 Fiscal Year	High	Low
December 1, 2005 - February 28, 2006	$0.200	$0.010

September 1, 2005 - November 30, 2005	$0.120	$0.050

June 1, 2005 - August 31, 2005	$0.130	$0.020

March 1, 2005 - May 31, 2005	$0.035	$0.020

2005 Fiscal Year	High	Low
December 1, 2004 - February 28, 2005	$0.090	$0.035

September 1, 2004 - November 30, 2004	$0.500	$0.030

June 1, 2004 - August 31, 2004	$5.000	$0.050*

March 1, 2004 - May 31, 2004	$0.050	$0.050*

* On April 15, 2004 we had a market maker establish a bid price for our common stock on the OTC Bulletin Board; however, our common stock did not begin to trade until June 18, 2004.

As of October 2, 2006, there were approximately 496 holders of record of our common stock.

We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

Equity Compensation Plan Information

On March 29, 2005, the majority of our stockholders approved a stock incentive plan and authorized 2,500,000 shares of common stock for issuance of stock awards and stock options thereunder. We adopted this stock incentive plan on November 3, 2005, which was twenty days after a definitive information statement was mailed to our stockholders. On February 28, 2006, we made grants of 1,275,000 options to our management and employees.

 The following table shows information with respect to our equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended February 28, 2006.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,275,000		$0.02		1,225,000

Equity compensation plans not approved by security holders	-0	-	-0	-	-0	-

Total	1,275,000		$0.02		1,225,000

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

Overview

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to our business, but cannot predict whether or, to what extent, any of such risks may be realized nor can there be any assurance that we have identified all possible risks that might arise.

Investors should carefully consider all of such risks before making an investment decision with respect to our stock. The following discussion and analysis should be read in conjunction with our financial statements and notes thereto. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our management.

Information about us, including a description of our business, markets, properties, competition and historical financial information, is provided in summary form regarding our business and affairs. This information is not intended to be complete and should be read in conjunction with the financial statements and other documents appended hereto or described herein.

History

We were incorporated in the State of Delaware in May 1992 under the name Quasar Projects Company for the purpose of merging with or acquiring a company with operations and assets. From its inception through April 28, 1999, we generated nominal revenues and did not actively engage in business.

On April 28, 1999, we acquired Diva Entertainment, Inc., a Florida corporation, which was engaged in the business of operating and managing two wholly-owned talent management companies: Prima Eastwest Model Management, Inc., a California corporation, and Que Management, Inc., a New York corporation. At that time, we changed our name to Diva Entertainment, Inc. From April 28, 1999 through June 10, 2004, we were in the business of representing professional fashion models, commercial actors and theatrical actors.

On June 11, 2004, we entered into the Securities Purchase Agreement, pursuant to which we acquired our wholly-owned subsidiary Tactica International, Inc. and sold our former subsidiary Diva Entertainment, Inc.

Since June 11, 2004, we have been in the business of the direct marketing and distribution of proprietary and branded personal care and home care products. We are no longer in the business of talent management.

General Background

We, through our wholly-owned operating subsidiaries, Tactica International, Inc. ("Tactica") and Shopflash, Inc., are a direct marketer and distributor of proprietary and branded personal care and home care products. We established a niche within the direct marketing industry, a market which the "Direct Marketing Association" expects to grow from $2 to $3 trillion dollars in annual sales within the next five years. We sell through major retail chains and mail order catalogs as well as on our websites.

All of our operations occur in our Tactica subsidiary, which we acquired as of June 11, 2004 and our Shopflash subsidiary, which we established in April 2005. We do not currently have any operations at the parent level.

In March 2000, a majority interest in Tactica was purchased by Helen of Troy Limited or HoT, a developer and marketer of personal care products. The transaction gave Tactica access to capital to expand marketing and distribution. Tactica expanded its focus on distribution and more than doubled the number of retail outlets carrying Tactica's products to more than 45,000 worldwide. On April 29, 2004, Tactica's management purchased back the 55% interest in Tactica held by HoT. In exchange for HoT's 55% interest and approximately $17 million of secured Tactica debt and accrued interest payable, HoT received marketable securities, intellectual properties, including the Epil-Stop® brand, and the right to certain Tactica tax refunds. On June 11, 2004, Tactica acquired us pursuant to an acquisition by us of all of the outstanding securities of Tactica and the acquisition by Tactica's stockholders of the majority of our outstanding securities.

Comparison of Fiscal Years Ended February 28, 2006 To February 29, 2005

Results of Operations

Revenue

We sell a variety of consumer products and houseware products directly to individual customers and to retailers. We use direct response television advertising extensively to promote sales. Our net sales for the fiscal year ended February 28, 2006 (“fiscal 2006”) were $25,532,151, an increase of $14,207,701, or 125.5%, compared to net sales of $11,324,450 for the fiscal year ended February 28, 2005 (“fiscal 2005”).

We are currently focusing on generating revenue by selling our products directly to consumers through their responses to our television advertising. We are advertising our products that have indicated encouraging levels of consumer acceptance. Our direct response sales operation requires that we purchase, up to two weeks in advance, television advertising time to run our infomercials and to purchase, up to eight weeks in advance, products that we sell. We used cash realized in fiscal 2006 from sales of our $3,000,000 in Callable Secured Convertible Notes to, among other things, significantly increase our purchases of television advertising time and product needed to fulfill customer orders.

The increase in net sales for fiscal 2006 as compared to fiscal 2005 reflects the significant increases in our direct response television advertising and availability of product as well as uninterrupted fulfillment services. Although our net sales increased as a result of our sale of $3,000,000 in Callable Secured Convertible Notes during fiscal 2006, a substantial amount of cash from sales has been held back by the credit card merchant banks to establish rolling reserves for the customer payment processing they do for us. As a result, we did not have sufficient cash to obtain all of the product needed to fulfill customer orders on hand, especially for our floor care product line.

Our sales for fiscal 2006 consisted primarily of direct response sales of our floor care products generated by responses to our infomercials that feature an innovative vacuum cleaner of our own design. We sold vacuum cleaners under our own non-licensed brands and the Singer Lazer Storm brand name according to an April 2003 license agreement with The Singer Company, B.V. that was mutually terminated on September 29, 2005. Using our direct response sales operation capabilities, we plan to increase sales of other products using licensed and non-licensed brands.

Gross Profit

Our gross profit was $16,163,879 for fiscal 2006 versus our gross loss of ($234,146) for fiscal 2005, an increase of $16,398,025. The increase in gross profit for fiscal 2006 is primarily the result of increased revenue and gross profit margins of products sold.

Our gross profit percentage for fiscal 2006 was 63.3%, as compared to (2.1%) for fiscal 2005. Our gross profit percentage for fiscal 2006 was higher due to the relatively higher gross profit percentage we realized on our direct response sales that have comprised the majority of our net sales this fiscal year. For fiscal 2005, we realized low gross margins from our sales of our excess inventory to specialty retailers at reduced prices, including sales of products at below our cost. In addition, our gross profits in those periods were reduced for the write down of inventory to estimated market value, when such value was below cost

Operating expenses

Operating expenses for fiscal 2006 were $27,410,771, an increase of $13,201,809 from $14,208,962, or 92.9% as compared to fiscal 2005. The increase in operating expenses is primarily the result of increased media advertising and increased selling, general and administrative expense, partially offset by a one-time $3,275,000 charge for a financial advisory fee in the prior fiscal year.

We increased in our media advertising spending in fiscal 2006 by $10,564,705 as compared to fiscal 2005. We air our television infomercials to sell our products directly to consumers and to increase awareness of the products we sell to retailers. Media advertising requires us to make upfront purchases that we were able significantly increase this fiscal year by using proceeds from sales of our $3,000,000 in Callable Secured Convertible Notes.

We spent $5,912,104 or 57.3% more on other selling, general and administrative expenses in fiscal 2006 as compared to fiscal 2005. The increased spending is primarily attributable to increased sales. Other selling, general and administrative expense declined as percentage of sales. For fiscal 2006, other selling, general and administrative expense was 63.6% of net sales as compared to 91.1% for fiscal 2005. We have implemented a lower operating cost structure as part of our business restructuring that has led to reduced personnel, warehouse operations costs, and other general and administrative expenses, partially offset by higher credit card merchant fees for our direct response sales. For fiscal 2006, our merchant fees, including those associated with high chargeback levels, were $2,673,077 or 10.5% of sales. Management has plans to improve it’s chargeback experience by implementing better customer service practices.

Operating expenses for fiscal 2005 included a one-time expense of $3,275,000 for financial advisory fees that were incurred in connection with the June 2004 reverse merge transaction. The fees consisted of 1,250,000 shares of IGIA Common Stock issued and paid to our financial advisor upon closing of the June 11, 2004 reverse merger transaction.

Operating expenses for fiscal 2006 and 2005 include purchases of $4,650,936 and $178,450, respectively, of order fulfillment and customer services rendered by Brass Logistics LLC, a company in which Mr. Sivan, Mr. Ramchandani and a significant shareholder have an ownership interest.

Interest expense and other income / expense

We incurred net interest expense of $991,271 in fiscal 2006, an increase of $814,846. Interest expense for fiscal 2006 consisted primarily of interest on the accretion of the Callable Secured Convertible Notes of $729,011, coupon interest on the Callable Secured Convertible Notes of $87,916, amortization of the related issue costs of $76,765 and interest on the Helen of Troy line of credit of $64,487. The Notes were issued on March 24, 2005, April 14, 2005 and December 22, 2005. Interest expense for fiscal 2005 consisted primarily of Tactica’s line of credit with Helen of Troy which was eliminated on April 29, 2004. Other income for fiscal 2006 was $2,686,417 consisting primarily of a one-time, non-cash, gain of $2,672,946 resulting from the settlement of debt owed to Helen of Troy. In fiscal 2005, other income was negligible. In fiscal 2006, the Company incurred an unrealized loss in accounting for the fair value of the Callable Secured Convertible Notes and related warrant derivatives relating to the convertible notes it obtained in fiscal 2006. The total non-cash financial impact to the Company's income statement amounted to $5,820,026 and is shown as Other Income.

Reorganization items:

In fiscal 2006, Tactica incurred professional fees of $1,786,965 in connection with its business restructuring and reorganization under chapter 11.

Net Loss

Our net loss for fiscal 2006 was $17,158,737 in contrast to a net loss of $16,197,364 for fiscal 2005. Our net loss increased in fiscal 2006 primarily attributable to the $5,820,026 unrealized loss and the $729,011 accretion related to the accounting for the Callable Secured Convertible Notes discussed above, $1,850,133 in charges from net settlements of Tactica’s pre-petition liabilities and $1,786,965 of professional fees incurred in connection with Tactica’s business restructuring and reorganization under chapter 11. The net loss for fiscal 2005 includes a one-time $3,275,000 charge for a financial advisory fee.

Our net loss per common share (basic and diluted) was ($0.92) and fiscal 2006 as compared to our ($0.90) net loss per common share for fiscal 2005.

The weighted average number of outstanding shares was 18,718,114 and 18,002,933, respectively, for fiscal 2006 and 2005.

Comparison of the Three Months Ended May 31, 2006 to the Three Months Ended May 31, 2005

Results of Operations

Revenue

We sell a variety of consumer products and houseware products directly to individual customers and to retailers. We use direct response television advertising extensively to promote sales. Our net sales for the three months ended May 31, 2006 were $3,458,885 compared to net sales of $1,825,208 for the three months ended May 31, 2005, an increase of $1,633,677, or 89.5%.

We are currently focusing on generating revenue by selling our products directly to consumers through their responses to our television and Internet advertising. We are advertising our products that have indicated encouraging levels of consumer acceptance. Our direct response sales operation requires that we use cash to purchase, up to two weeks in advance, television advertising time to run our infomercials and to purchase, up to eight weeks in advance, products that we sell. We used cash realized from sales of our Callable Secured Convertible Notes and credit made available to us by a media placement agent to, among other things, significantly increase our purchases of television advertising time and product needed to fulfill customer orders.

The increase in net sales for the three-month period ended May 31, 2006 as compared to May 31, 2005 reflects the significant increases in our direct response television advertising and better availability of product and fulfillment services. Although our net sales increased, our sales and cash flows were constrained by a lack of cash needed to purchase and ship product to customers in a timely and consistent manner and by a disruption to operations caused by changes in providers of services for customer order fulfillment and credit card processing. We began the three-month period ended May 31, 2006 with negative working capital of $21.9 million and $7,877 in cash. We engaged Parcel Corporation of America (“PCA”) for customer order fulfillment and a media placement agent in connection with a houseware products sales campaign we initiated. Shortly after integrating our operating activities with PCA and launching the campaign, PCA advised us the logistics company they used to ship our products went bankrupt and that PCA also was ceasing operations within two weeks. While getting established with a new service provider, we noted an unusually high level number of calls from customers concerned about their order status and PCA’s inability to effectively handle matters. In addition, our credit card merchant banks also noted an elevated level customer inquires and chargeback requests. As a result, the credit card merchant banks increased the amount of cash they withheld from customer orders and placed in rolling reserves and they delayed releases of funds to us. As a result, we did not have sufficient cash to obtain all of the product needed to fulfill customer orders on hand which led to order cancellations.

The direct response sales campaigns that use the credit terms provided by a media placement agent contributed the majority of our revenues for the three-month period ended May 31, 2006. The media placement agent has demanded that we repay all amounts outstanding, which are approximately $1.3 million, and has acted to exercise contractual rights to assume control over the sales campaigns. As a result, we have discontinued participation in the two sales campaigns and we are focusing on selling our core personal care products. We currently have limited working capital and access to credit that we need to purchase television air time and products. Until such time as we obtain additional working capital and credit availability, we expect our purchases and direct response revenues to be substantially lower and comprised primarily of personal care products.

Our revenues for the three months ended May 31, 2005 consisted primarily of sales of a vacuum cleaner under the Singer Lazer Storm brand name according to an April 2003 license agreement with The Singer Company, B.V. that was mutually terminated on September 29, 2005.

Gross Profit

Our gross profit was $2,689,377 for the three months ended May 31, 2006 versus our gross profit of $1,128,711 for the three months ended May 31, 2005, an increase of $1,560,666. The increase in gross profit for the three-month period ended May 31, 2006 is primarily the result of increased revenue and gross profit margins of products sold.

Our gross profit percentage for quarter ended May 31, 2006 was 77.8%, as compared to 61.8% for the quarter ended May 31, 2005. Gross profit percentage for the three month periods ended May 31, 2006 was higher due to the relatively higher gross profit percentages we realized on our direct response sales that have comprised the majority of our net sales this fiscal year. For the comparable period in the prior fiscal year, we realized low gross margins from our sales of our excess inventory to specialty retailers at reduced prices, including sales of products at below our cost. In addition, our gross profits in those periods were reduced for the write down of inventory to estimated market value, when such value was below cost.

Operating expenses

Operating expenses for the three months ended May 31, 2006 were $6,000,192 an increase of $2,946,205 from $3,053,987, or 96.5% as compared to the three months ended May 31, 2005. For the three months ended May 31, 2006, operating expense was 173.5% of net sales as compared to 167.3% for the comparable period in 2005. The increase in operating expenses is primarily the result of increased media advertising and increased customer order fulfillment services as a result of higher sales volume.

We increased in our media advertising spending in the three-month period ended May 31, 2006 by $2,466,644, respectively, as compared to similar period in the prior fiscal year. We air our television infomercials to sell our products directly to consumers and to increase awareness of the products we sell to retailers. Media advertising requires us to make upfront purchases that we were able significantly increase this fiscal year by using credit made available by a media placement agent and proceeds from sales of our Callable Secured Convertible Notes.

We spent $479,561 or 26.4% more on other selling, general and administrative expenses, including related party, in the three months ended May 31, 2006 as compared to the three months ended May 31, 2005. The increased spending is primarily attributable to increased sales. Other selling, general and administrative expense declined as percentage of sales. We have implemented a lower operating cost structure as part of our business restructuring that has led to reduced personnel, warehouse operations costs, and other general and administrative expenses.

Interest expense and other income / expense

We incurred net interest expense of $395,844 and $165,946 in three months ended May 31, 2006 and 2005, respectively, an increase of $229,898. Interest expense for the three months ended May 31, 2006 consisted primarily of $337,105 in amortization of the discount related to the beneficial conversion feature and amortization of the related issue costs and $24,172 in interest on notes payable to related parties. The Notes Interest expense for the three months ended May 31, 2005 consisted primarily of $123,099 in amortization of the discount related to the beneficial conversion feature, coupon interest and amortization of the related issue costs and $12,587 in interest on notes payable to related parties.

Reorganization items

Pursuant to the March 28, 2006 Notice of Effective Date of the Plan that was filed with the Bankruptcy Court Tactica eliminated $14,853,421 of pre-petition liabilities and paid a total of $775,000 in cash to the creditors and 5,555,033 shares of IGIA common stock that were valued at $83,397 as of the Effective Date, thereby realizing a net gain of $13,989,024. In the three month periods ended May 31, 2006 and 2005, Tactica incurred professional fees of $0 and $519,728, respectively, in connection with its business restructuring and reorganization under chapter 11. In addition, Tactica incurred a $218,643 charge in the three months ended May 31, 2005 for a settlement agreement reached with Innotrac.

Net income and loss

Our net income for the three months ended May 31, 2006 was $16,377,174 in contrast to a net loss of $2,879,886 for the three months ended May 31, 2005. Our net income for the three months ended May 31, 2006 resulted primarily from the $6,091,309 unrealized gain on adjustment of derivative and warrant liability to the fair value of the IGIA securities underlying the Callable Secured Convertible Notes discussed above, $13,989,024 in income from extinquishment of pre-petition liabilities in connection with Tactica’s business restructuring and reorganization under chapter 11. The net loss for the three month period ended May 31, 2005 includes $738,371 of net expenses incurred in connection with Tactica’s business restructuring and reorganization under chapter 11.

Our net income per common share was ($0.44) (basic) and ($0.22) (diluted) for the three months ended May 31, 2006 as compared to our ($0.16) net loss per common share (basic and diluted) for the three months ended May 31, 2005.

The weighted average number of outstanding shares was 37,431,619 (basic) and 73,100,465 (diluted) for the three-month period ended May 31, 2006 as compared to 18,002,933 (basic and diluted) for the three-month period ended May 31, 2005.

Liquidity and Capital Resources

Overview

As of May 31, 2006, we had a $11.2 million working capital deficit and negative net worth of $14.6 million. As of February 28, 2006, we had a $21.9 million working capital deficit and negative net worth of $31.2 million.  Our cash position at May 31, 2006 was $137,774 as compared to $7,887 as of February 28, 2006.

For the three months ended May 31, 2006, we generated a net cash flow deficit from operating activities of $916,403 consisting primarily of a net income of $16,377,914, adjusted primarily for total non-cash additions to net income of $20,483,381 and decreases in prepaid advertising of $771,919, accounts receivable of $454,929, other assets of $292,818, accounts payable and accrued expenses of $83,014 and an increase in customer pre-payments of $1,820,596. Our accounts receivable is comprised primarily of funds held aside by the credit card processor we use for processing customer payments of direct response sales. A substantial amount of cash from orders placed by customers and sales has been held back by the credit card merchant banks to establish rolling reserves for the customer payment processing they do for us. As a result, we did not have sufficient cash to obtain all of the product needed to fulfill customer orders on hand and pay for order fulfillment costs.

There was $19,494 of investing activities during the three months ended May 31, 2006 that consisted primarily of office equipment purchases. We expect capital expenditures to continue to be nominal for fiscal 2007. These anticipated expenditures are for continued investments in property and equipment used in our business.

Cash provided by financing activities totaled $1,065,784 consisting mainly of proceeds from related party loans and a $250,000 loan from a third party that were used to purchase product for sale.

Acquisition of Tactica

The June 11, 2004 reverse merger between us and Tactica gave us access to public markets for financing and enabled Tactica to convert approximately $3.6 million of accounts payable into Series E Convertible Preferred Stock. Despite the transaction with Helen of Troy Limited that eliminated approximately $17 million in secured debt owed by Tactica and our reverse merger, we were not able to raise sufficient additional working capital. As a result of the foregoing factors, Tactica did not have an available source of working capital to satisfy a demand by Innotrac Corporation (“Innotrac”), Tactica’s provider of inventory warehousing and customer order fulfillment services, that Tactica immediately pay all amounts allegedly due to Innotrac and continue its normal operation of business.

Tactica’s Chapter 11 Reorganization

On January 13, 2006, the Bankruptcy Court issued a confirmation order approving the Revised First Amended Plan of Reorganization Proposed by Tactica and IGIA (the “Plan”) that provides for Tactica’s exit from bankruptcy. On March 28, 2006, a Notice of Effective Date of the Plan was filed with the Bankruptcy Court. Upon being declared effective, the Plan eliminated $14,853,421 of Tactica’s pre-petition liabilities. The plan calls for Tactica's pre-petition creditors to receive distributions of the following assets: (i) $2,175,000 cash paid by Tactica’s former shareholders; (ii) $700,000 cash paid by Tactica; (iii) $75,000 cash paid by IGIA, Tactica, and the Board Members; (iv) up to $275,000 cash paid by Innotrac; (v) the rights and proceeds in connection with avoidance and other actions including uncollected pre-petition invoices payable by a Tactica customer; and (vi) 5,555,033 newly issued shares of IGIA common stock that was in number equal to 10% of the outstanding shares of common stock as of the Plan’s effective date and is exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended and State registration requirements by virtue of Section 1145 of the Bankruptcy Code and applicable non-bankruptcy law. Certain Tactica post-petition creditors have submitted claims to the Bankruptcy Court for post-petition administrative expenses. Tactica is reviewing the administrative expense claims to determine whether to seek possible settlements and payment schedules or a resolution by the Bankruptcy Court.

Financing

To provide funds for Tactica’s continued ordinary course operations and working capital needs, Tactica entered into a Credit Agreement with Tactica Funding 1, LLC (“Tactica Funding” and a related party) on December 8, 2004, under which Tactica Funding agreed to a debtor in possession loan up to an aggregate principal amount of $300,000 (the “Loan”). The Loan bears interest at a rate of 9% per annum. The entire principal was due and payable on May 31, 2006. As Security for the Loan, Tactica granted to Tactica Funding a first priority security interest in substantially all of the assets of Tactica, except as to permitted liens for which the Tactica Funding security interest is junior and subordinate, including certain carve out expenses that Tactica incurred for professional fees and other bankruptcy case matters. Mr. Sivan is a member and Mr. Ramchandani is a manager and a member of Tactica Funding 1, LLC. As of May 31, 2006, the Company owed $300,000 of note principal, which is included in Notes Payable - related parties, and unpaid interest of $13,832.

To obtain additional funding for the purpose of providing a loan to Tactica, in the form of debtor in possession financing and exit financing in the context of Tactica’s chapter 11 case, we entered into a Securities Purchase Agreements with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on March 23, 2005, June 7, 2006 and July 27, 2006 for the sale of (i) $4,260,000 in callable secured convertible notes and (ii) warrants to buy 106,000,000 shares of our common stock. Our registration statement for the common stock issuable pursuant to $3,000,000 in Callable Secured Convertible Notes was declared effective by the SEC on December 22, 2005. We have received a total of approximately $3,902,000 in net proceeds after deducting approximately $358,000 of expenses and prepaid interest pursuant to the Securities Purchase Agreements. The funds from the sale of the Callable Secured Convertible Notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting, accounting and legal fees and borrowing repayment.

The $3,000,000 in Callable Secured Convertible Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The $1,260,000 in Callable Secured Convertible Notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The full principal amount of the Callable Secured Convertible Notes is due upon default under the terms of secured convertible notes. The 6,000,000 in warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share and the 100,000,000 in warrants are exercisable until seven years from the date of issuance at a purchase price of $0.009. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

From time to time, Mr. Sivan and Mr. Ramchandani have paid certain advertising expenses on our behalf and have advanced us funds for working capital purposes in the form of unsecured promissory notes, accruing interest at 8% per annum. As of May 31, 2006, the balance due to Mr. Sivan and Mr. Ramchandani collectively was $1,365,270, including accrued interest. On March 13, 2006, APA International LLC advanced $150,000 to the Company for working capital purposes in the form of an unsecured promissory note, accruing interest at 8% per annum. As of May 31, 2006, the balance due to APA International LLC was $289,997, including accrued interest. Mr. Sivan, Mr. Ramchandani and a significant shareholder own APA International LLC.

In February 2006, Shopflash, Inc., our wholly owned subsidiary began working with a media placement agent for direct response sales campaigns regarding two household products that Shopflash, Inc. has sold. The media placement agent placed the Shopflash, Inc. advertisements on television and the Internet and provided additional campaign support that has allowed Shopflash, Inc. to further develop the campaigns. According to our agreement, the media placement agent receives fees and has a security interest in goods and proceeds related to the campaigns. The media placement agent has demanded that Shopflash, Inc. repay all amounts outstanding, which are approximately $1.3 million, and has acted to exercise contractual rights to assume control over the sales campaigns. As a result, Shopflash, Inc. has discontinued its participation in the two sales campaigns and is in discussions with the media placement agent regarding further resolution of the outstanding issues, however on July 11, 2006, the media placement agent imposed a deadline of July 12, 2006 for negotiating a potential settlement offer by Shopflash that was then under discussion.  That deadline passed without concluding negotiations, however discussions are continuing.  We believe our liability to the media placement agent is adequately reflected in our consolidated financial statements. Our household product line contributed the majority of our revenues for the three-month period ended May 31, 2006 and fiscal year ended February 28, 2006 and the sales campaigns regarding the two products have been significant contributors to that product line. As of May 31, 2006, we owed $1,036,759 to the media placement agent.

On April 4, 2006, we entered into a loan agreement to borrow up to $250,000 for purchases of product for sale in our direct response operations.

We used proceeds from the above financings to fund Tactica’s Plan, including fees paid to professionals involved with the bankruptcy proceedings, and to expand our business of selling products to consumers through direct response advertising. Despite our financing and operating activities and Tactica’s emergence from bankruptcy on March 28, 2006, we continue to have a significant working capital deficit. Our current liabilities include significant obligations to providers of shipping and customer order fulfillment services, a media placement agent, state sales tax agencies and customers for payments made to us.

We are reducing cash required for operations by reducing operating costs by decreasing purchases of media and products, reducing staff levels and deferring management’s salaries. In addition, we are working to manage our current liabilities while we continue to make changes in operations to improve our cash flow and liquidity position.

Our ability to achieve sustained profitability is dependent on several factors, including but not limited to, our ability to: generate liquidity from operations; satisfy our ongoing operating costs on a timely basis; and to resolve all of our post-petition administrative costs. We still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again, attempt to further restructure financial obligations and/or seek a strategic merger, acquisition or a sale of assets.

The independent auditor's report on the Company's February 28, 2006 financial statements included in this Annual Report states that the Company's recurring losses raise substantial doubts about the Company's ability to continue as a going concern.

The effect of inflation on our revenue and operating results was not significant. Our operations are located in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Financial Reporting Release No. 60, recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The notes to the consolidated financial statements include a summary of significant accounting policies and methods used in the preparation of our Consolidated Financial Statements. In addition, Financial Reporting Release No. 61 was recently released by the SEC requires all companies to include a discussion which addresses, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments. The following is a brief discussion of the more significant accounting policies and methods used by us.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the recoverability of tangible and intangible assets, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

On an on-going basis, we evaluate our estimates. The most significant estimates relate to our recognition of revenue, the allowance for doubtful accounts receivable and inventory valuation reserves.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue Recognition

We recognize revenue when we ship our product to customers. Customers at times request credits for returned product or in connection with incentives such as cooperative advertising agreements. We reduce sales or increase selling, general, and administrative expenses, depending on the nature of the credits, for estimated future credits to customers. Management bases such estimates either on historical information about credits issued, relative to total sales, or on specific knowledge of incentives offered to retailers.

Valuation of Accounts Receivable

Our allowance for doubtful accounts reflects our best estimate of probable losses, determined principally on the basis of historical experience and specific allowances for known troubled accounts.

Beneficial Conversion Feature

The convertible feature of certain of our convertible notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIO" and Emerging Issues Task Force Issue No. 00-27,"APPLICATION OF EITF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS," the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. The Company will record the corresponding unamortized debt discount related to the BCF and warrants as interest expense when the related instrument is converted into the Company's common stock.

Derivative Finanacial Instrument

In connection with the issuance of certain convertible notes payable, the terms of the notes payable provided for a conversion of the notes into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No.133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK," as a result of entering into the note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

Inventories

Inventories consist almost entirely of finished goods. We account for inventory using a first-in-first-out system in which we record inventory on our balance sheets at the lower of our cost or net realizable value. A product’s cost is comprised of the amount that we pay our manufacturer for product, tariffs and duties associated with transporting product across national borders and freight costs associated with transporting the product from our manufacturers to our warehouse locations. When circumstances dictate that we use net realizable value in lieu of cost, we base our estimates on expected future selling prices less expected disposal costs. The Cost of goods sold line item on the Statements of Operations is comprised of the book value (lower of cost or net realizable value) of inventory sold to customers during the reporting period.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the fiscal years 2006 and 2005.

BUSINESS

Our History

We were incorporated in the State of Delaware in May 1992 under the name Quasar Projects Company for the purpose of merging with or acquiring a company with operations and assets. From its inception through April 28, 1999, we generated nominal revenues and did not actively engage in business.

On April 28, 1999, we acquired Diva Entertainment, Inc., a Florida corporation, which was engaged in the business of operating and managing two wholly-owned talent management companies: Prima Eastwest Model Management, Inc., a California corporation, and Que Management, Inc., a New York corporation. At that time, we changed our name to Diva Entertainment, Inc. From April 28, 1999 through June 10, 2004, we were in the business of representing professional fashion models, commercial actors and theatrical actors.

On June 11, 2004, we entered into the Securities Purchase Agreement, pursuant to which we acquired our wholly owned subsidiary Tactica International, Inc. and sold our former subsidiary Diva Entertainment, Inc.

Since June 11, 2004, we have been in the business of the direct marketing and distribution of proprietary and branded personal care and home care products. We are no longer in the business of talent management.

General Background

We, through our wholly-owned operating subsidiaries, Tactica International, Inc. ("Tactica") and Shopflash, Inc., are a direct marketer and distributor of proprietary and branded personal care and home care products. We established a niche and growing position within the direct marketing industry, a market which the "Direct Marketing Association" expects to grow from $2 to $3 trillion dollars in annual sales within the next five years. We sell through major retail chains and mail order catalogs and on our websites.

All of our operations occur in our Tactica subsidiary, which we acquired as of June 11, 2004 and our Shopflash subsidiary, which we established in April 2005. We do not currently have any operations at the parent level.

In March 2000, a majority interest in Tactica was purchased by Helen of Troy Limited or HoT, a developer and marketer of personal care products. The transaction gave Tactica access to capital to expand marketing and distribution. Tactica expanded its focus on distribution and more than doubled the number of retail outlets carrying Tactica's products to more than 45,000 outlets worldwide. On April 29, 2004, Tactica's management purchased back the 55% interest in Tactica held by HoT. In exchange for HoT's 55% interest and approximately $17 million of secured Tactica debt and accrued interest payable, HoT received marketable securities, intellectual properties, including the Epil-Stop® brand, and the right to certain Tactica tax refunds. On June 11, 2004, Tactica acquired us pursuant to an acquisition by us of all of the outstanding securities of Tactica and the acquisition by Tactica's stockholders of the majority of our outstanding securities.

Summary of Historical Financial Information

Set forth below is a summary of our historical financial information for the years ended February 28, 2006 and February 28, 2005, that is derived from our financial statements attached hereto.

	Fiscal Year Ending (Amounts in thousands)
	February 28, 2006	February 28, 2005

Net Sales	25,532	11,324
Gross (Loss) Profit	16,164	(234)
SG&A	27,411	14,208
Operating loss	(11,247)	(14,443)
Net loss	(17,159)	(16,197)

Products

We design, develop and sell proprietary and branded personal care and other products directly to consumers and to retailers. We continue to develop new products and enhance existing products in order to maintain and improve consumer acceptance of our products.

Sales and Marketing

Since its inception in 1992, Tactica has established a worldwide market for its family of personal and skin care products, and the Epil-Stop® hair removal products the latter of which was sold to HoT in April 2004. We use a comprehensive and focused marketing and distribution program that includes widespread print and television advertising combined with global product placement in well known retail outlets worldwide, as well as through popular mail order catalogs, and directly through our websites, primarily www.igia.com.

We use direct response marketing to sell these products directly to consumers primarily under our own brands and licensed trademarks. The acquisition of licensing rights represents a component of our growth strategy. We market our line of floor care products under our Milinex and Wind Storm brands. We previously marketed our floor care products under the Singer brand that we licensed in fiscal 2004. Tactica has also sold its products through major pharmacy and general merchandise retail chains and globally recognized mail order catalogs. Tactica’s products also periodically were featured on home shopping channels such as QVC and our infomercials are shown on national cable and broadcast television channels such as the TV Guide Channel, CNBC and The Game Show Channel. Tactica markets its products internationally through distributors covering more than 100 countries worldwide. No customer accounted for 10% or more of net sales during fiscal 2006 or 2005. Tactica’s U.S. sales comprised 96% and 68% of total net sales in fiscal 2006 and 2005, respectively.

Manufacturing and Distribution

We contract with unaffiliated manufacturers both within and outside the U.S. to manufacture our products. We arrange for our products to be shipped to our customers by third party warehouse facilities in Los Angeles, California and Lebanon, Tennessee, and a related party warehouse facility that we no longer use. We also sometimes ship products from manufacturers directly to retailers. Tactica’s retail customers often seek to minimize their inventory levels and often demand that we fulfill their orders within relatively short time frames. Consequently, these inventory management practices often required us to carry substantial levels of inventory in order to meet our customers’ needs, which given the required level of working capital had limited our ability to satisfy retail customer order.

Most of our products manufactured outside the countries in which they are sold are subject to import duties, which have the effect of increasing the amount we pay to obtain such products.

License Agreements, Trademarks and Patents

Most of our products we sell are branded with our own trademarks, including IGIA for our personal care products and Milinex, Power Storm and Wind Storm for our floorcare products. We previously marketed our line of floor care products under the Singer brand pursuant to our April 2003 license agreement with The Singer Company B.V., for use of the Singer brand name on floor care products sold exclusively through Tactica within the United States and Canada. We mutually agreed to terminate the agreement on September 29, 2005 and no longer market Singer branded products.

Pursuant to a stock purchase agreement, dated as of April 29, 2004, Tactica transferred ownership of the Epil-Stop brand to HoT in exchange for HoT’s equity interest in Tactica, and Tactica provided HoT a non-exclusive royalty-free perpetual license to use to its U.S. patent, as well as corresponding patent applications. Tactica has filed or obtained licenses for design and utility patents in the U.S. and several foreign countries. We do not believe that the loss of any particular patent or patent license would have a materially adverse effect on our business.

Backlog

We ship some of our products to direct response customers and provide these customers with estimated delivery dates at the time that we receive their respective orders. There was no significant backlog of orders in any of our distribution channels at February 28, 2006.

Competition

We sell products in the “As Seen on TV” market, the personal care and home care products market. These markets are very competitive. Maintaining and gaining market share depends heavily on product development and enhancement, pricing, quality, performance, packaging and availability, brand name recognition, patents, and marketing and distribution approaches. Our primary competitors in these markets include Thane International, Home Medics, Helen of Troy Limited or HoT. Most of our competitors have significantly greater financial and other resources than we do.

Regulation

Our products are generally not regulated by the U.S. Food and Drug Administration (FDA), however its products could be and have been subject to FDA regulations. National Advertising Council (NAC) has, from time to time, reviewed our advertising and communicated recommended modifications to us and the U.S. Federal Trade Commission (FTC). In addition, the FTC, and state and local consumer affairs bodies oversee aspects of our sales and marketing activities and customer handling processes. Our ability to sell products can be and has been adversely affected by actions taken by the FDA, FTC, NAC, and state and local authorities and by future changes in regulations.

Our electrical products must meet the safety standards imposed in various national, state, local, and provincial jurisdictions. Our electrical products sold in the U.S. are designed, manufactured, and tested to meet the safety standards of Underwriters Laboratories, Inc. or Electronic Testing Laboratories.

EMPLOYEES

As of October 2, 2006, IGIA’s subsidiary Tactica employed 22 full-time employees, of which 2 are senior managers, 2 are dedicated to sales and marketing, 5 are customer service employees, 4 are accounting and finance employees, 2 are dedicated to information systems and 7 are administrative personnel. IGIA does not have any employees other than those employed by Tactica. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

DESCRIPTION OF PROPERTIES

We lease approximately 10,000 square feet of office space from a non-affiliated building owner, located at 16 East 40th Street, 12th Floor, New York, New York 10016 at a rate of approximately $25,000 per month. The lease for the New York office space commenced on April 15, 2006 and expires October 14, 2008. We also contract with third party logistics companies for fulfillment services and the use of warehouse space in Los Angeles, California, and Holtsville, New York on standard terms. We do not own any property.

We consider our premises adequate for our purposes for the immediate future.

LEGAL PROCEEDINGS

In the ordinary course of business, we may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

On March 28, 2006, a Notice of Effective Date of Revised First Amended Plan of Reorganization Proposed by Tactica and IGIA, Inc. (the “Plan”) was filed with The United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On January 13, 2006, the Bankruptcy Court issued a confirmation order approving the Plan that provides for Tactica’s exit from bankruptcy. Tactica is a wholly-owned operating subsidiary of IGIA (the “Registrant”). The Registrant is not seeking bankruptcy protection.

Upon being declared effective by the Bankruptcy Court, the Plan eliminated $14,853,421 of Tactica’s pre-petition liabilities. The plan calls for Tactica's pre-petition creditors to receive distributions of the following assets: (i) $2,175,000 cash paid by Tactica’s former shareholders; (ii) $700,000 cash paid by Tactica; (iii) $75,000 cash paid by the Registrant, Tactica, and the Board Members; (iv) up to $275,000 cash paid by Innotrac Corporation; (v) the rights and proceeds in connection with avoidance and other actions including uncollected pre-petition invoices payable by a Tactica customer; and (vi) 5,555,033 newly issued shares of the Registrant’s common stock that was in number equal to 10% of the outstanding shares of common stock as of the Plan’s effective date and is exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended and State registration requirements by virtue of Section 1145 of the Bankruptcy Code and applicable non-bankruptcy law. Certain post-petition creditors, including firms that provided professional services to Tactica, have submitted a total of approximately $583,000 in claims to the Bankruptcy Court for post-petition administrative expenses. Tactica is reviewing the administrative expense claims to determine whether to seek possible settlements and payment schedules or a resolution by the Bankruptcy Court.

On July 7, 2006, IGIA was served with a Summons and Complaint filed in Los Angeles County Superior Court, Los Angeles, California by a major carrier. The Complaint seeks payment by IGIA of $783,344.86 plus $195,836.22 of collection costs and an unspecified amount of interest thereon as compensation for the breach of a contract between the major carrier and Brass Logistics, LLP. The Complaint alleges that Brass Logistics, LLP shipped packages using the services of the major carrier and failed to pay for the services. The Complaint further alleges that shipments contained products sold by IGIA and therefore benefited IGIA. IGIA believes that it has adequately reflected in its consolidated financial statements as of May 31, 2006, the liability for fulfillment services rendered by Brass Logistics, LLP that are the subject of the Complaint. IGIA has retained Counsel in California, and has filed an answer. Discovery is ongoing and IGIA intends to vigorously defend this action.

A civil complaint was filed on December 2, 2005 in the United States District Court Southern District of New York by Hughes Holdings, LLC, Global Asset Management, LLC, Allied International Fund, Inc., Robert DePalo, Gary Schonwald and Susan Heineman as plaintiffs against Peter Zachariou, Fountainhead Investments, Inc., Accessible Development, Corp., Allan Carter, Chadel, Ltd., John D'Avanzo, Jason Fok, Tabacalera, Ltd., Terrence DeFranco, Altitude Group, LLC, Virginia Casadonte, Shai Bar Lavi and IGIA, Inc. and its officers and directors. The plaintiffs claim for $279,480.60 plus costs, interest and punitive damages is alleged to have resulted from their holdings of securities issued by Diva Entertainment, Inc. and, subsequent to the Company's June 2004 reverse merger, those of IGIA, Inc. We believe the complaint against the Company and its officers and directors is without merit and we are mounting a vigorous defense in cooperation with our insurance carrier.

On September 22, 2006, an adversary proceeding was filed in the U.S. Bankruptcy Court, Eastern District of New York by H.Y. Applied under Data Services, Inc (a debtor in possession) against Shopflash, Inc. & Tactica International asserting for fulfillment services, allegedly provided for the two companies, both of which are wholly owned subsidiaries of IGIA. The claim against Tactica is for $1,660.57, the claim against Shopflash is for $54, 661.80 both claims are questioned, significant counter claims may exist. The claims are currently under review.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of October 2, 2006 are as follows:

Names	Ages	Position
Avi Sivan	43	Chairman of the Board and Chief Executive Officer
Prem Ramchandani	57	President, Treasurer and Director
Yehiel Ben-Harush	38	Director
Kurt Streams	43	Chief Financial Officer and Assistant Secretary
Paul Greenfield	60	Secretary and General Counsel

Avi Sivan, Chairman of the Board of Directors and Chief Executive Officer since June 11, 2004, founded Tactica International, Inc., currently our wholly owned operating subsidiary, and has been its Chief Executive Officer since March 2000. From 1997 to March 2000, Mr. Sivan served as the Chief Executive Officer of Tactical International, LLC. Mr. Sivan is a driving force in making us a player in the Direct Response Television (DRTV) industry.   Mr. Sivan is the creator of the IGIA® brand of products.

Prem Ramchandani, President, Treasurer and a Director since June 11, 2004, he has served as Tactica’s President, Treasurer and Director since March 2000. From 1997 until March 2000, he served as Chief Operating Officer of Tactica International, LLC. From 1983 until 1994, Mr. Ramchandani served as President of Investment Planning Group, a private firm providing investment analysis and financing for real estate transactions. In 1975, he was a founder of the Urban Academy for Management, a privately held consulting firm that provided financial management and technical assistance services. Mr. Ramchandani received an MBA in finance in 1972 from Columbia University in New York, and in 1970 a BTech degree in Chemical Engineering from the Indian Institute of Technology.

Yehiel Ben-Harush, Director, since July 14, 2006. Mr. Ben-Harush is currently the President of Interbelmont Realty Corp., a company which provides services in connection with real estate purchased for investment, which he founded in July 1998. From March 1995 through June 1998 Mr. Ben-Harush was the Director of Residential Sales for Dwelling Quest Realty.

Kurt Streams, Chief Financial Officer and Assistant Secretary since June 11, 2004, he has served as Tactica’s Chief Financial Officer since January 2004.  Mr. Streams was Chief Financial Officer of The Deal LLC, a privately held financial news publishing company, from March 2000 through January 2004.  From September 1995 to March 2000 Mr. Streams was Chief Financial Officer for Norland Medical Systems, Inc., a public medical device manufacturing company.  From 1989 through 1995 he was an auditor with Deloitte & Touche LLP and was promoted to Senior Audit Manager following a 27-month posting in Europe.  Mr. Streams received a B.A. in Economics in 1983 from the University of Massachusetts at Amherst.

Paul Greenfield, Secretary and General Counsel since June 11, 2004, he has served as Tactica’s General Counsel since August 2002. From 1989 through August 2002, Mr. Greenfield was in private practice as a partner at the law firm Crupain & Greenfield where he focused on general litigation with emphasis on products liability, intellectual property and trial work. Mr. Greenfield received a JD from Brooklyn Law School in 1969.

Executive Officers

Avi Sivan and Prem Ramchandani each have employment contracts with Tactica, our wholly owned subsidiary. The remaining officers serve at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Board Committees

Our Board of Directors does not have standing audit, compensation or nominating committees. The functions of the audit, compensation and nominating committees are currently performed by the entire Board of Directors, none of the members of which are independent. The current members of the Board of Directors were appointed on June 11, 2004. Since that time there have been no board meetings. The prior Board of Directors met two times between July 1, 2003 to June 10, 2004.

Since the Board of Directors currently consists of two members, it does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, we will consider creating a nominating committee. The Board of Directors does not currently have a formal director nomination process. The Board of Directors will consider director candidates nominated by security holders. Security holders should submit any recommendations to the Board of Directors by mailing such recommendations to the Board of Directors at our offices. The Board of Directors has not yet received recommendations for director nominees for director from security holders, has no minimum specific requirements as to a nominee, and does not have any specific process for identifying nominees, but the Board of Directors does not believe that it would evaluate a security holder nominee any differently than it would evaluate a nominee not nominated by a security holder.

The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

The Board of Directors recommends that each of its members attends our annual meeting. The current members of the Board of Directors were not members of the Board of Directors last year, and, to the knowledge of the Board of Directors, we did not have an annual meeting last year.

Code of Ethics

Because we are in the early stage of development with limited resources, we have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

Director Compensation

Non-employee directors receive an Incentive Stock Option grant for 100,000 shares at market price as of the grant dates as annual remuneration for attending meetings of the Board of Directors, as well as reimbursement of reasonable out of pocket expenses incurred in connection with the attendance of meetings of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for services in all capacities for fiscal years ended February 28, 2006, February 28, 2005 and February 29, 2004 paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Award(s) ($)	Restricted Stock Compensation ($)	Securities Under- Lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Avi Sivan,	2006	496,154	0	31,204	—	300,000	—	—
Chief Executive	2005	514,539	0	31,798	—	—	—	—
Officer	2004	503,201	0	39,100	—	—	—	—

Prem	2006	496,154	0	48,111	—	300,000	—	—
Ramchandani,	2005	514,539	0	44,056	—	—	—	—
President	2004	503,201	0	42,728	—	—	—	—

Kurt Streams,	2006	200,000	0	800	—	150,000	—	—
Chief Financial	2005	200,000	0	0	—	—	—	—
Officer	2004	192,308	0	0	—	—	—	—

Paul Greenfield,	2006	200,000	0	0	—	150,000	—	—
Secretary and	2005	200,000	0	0	—	—	—	—
General Counsel	2004	201,282	0	0	—	—	—	—

Options Grants

	OPTION/SAR GRANTS IN LAST FISCAL YEAR
	[Individual Grants]
Name And Principal Position (a)	Number of securities underlying options/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)
Avi Sivan , Chief Executive Officer	300,000	23.5%	$0.02	02/28/2010
Prem Ramchandani, President	300,000	23.5%	$0.02	02/28/2010
Kurt Streams, Chief Financial Officer	150,000	11.8%	$0.02	02/28/2010
Paul Greenfield, General Counsel	150,000	11.8%	$0.02	02/28/2010

Equity Compensation Plan Information

 The following table shows information with respect to our equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended February 28, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,275,000	$0.02	1,225,000

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	1,275,000	$0.02	1,225,000

As of the date hereof, there were 1,275,000 options to purchase shares of our common stock are outstanding

Employment Agreements with Executive Officers

We have an employment agreement dated April 29, 2004, with Avi Sivan. Pursuant to the employment agreement, Mr. Sivan is to serve as our Chief Executive Officer for a base compensation of at least $600,000 per year. The contract, which is for a five-year period, automatically extends by one day, every day, unless terminated earlier us or Mr. Sivan by written notice (“Non-renewal Notice”). Mr. Sivan is eligible for incentive compensation expressed as 10% of EBITDA for the fiscal year then ended. On July 1, 2004, Mr. Sivan’s employment agreement was amended by oral agreement such that, effective August 1, 2004, (i) Mr. Sivan will receive a base compensation of $490,000, (ii) Mr. Sivan is eligible for incentive compensation expressed as 8% of EBITDA for the fiscal year then ended, and (iii) Mr. Sivan’s incentive compensation is subject to cap of $400,000 per year.

In addition, Mr. Sivan is entitled to participate in our standard executive benefit program, including group health insurance; death and disability benefits provided for under our applicable insurance policy. If after death or twenty-six weeks of continuous disability (“Disability”), Mr. Sivan’s employment agreement will be terminated, and he, or his estate will be entitled to severance pay, calculated as a one time multiple of his total average compensation over the preceding three years, in the event that a Non-renewal Notice has been given by us prior to his death or Disability, in lieu of the one times (1x) multiple, the multiple shall be the remaining number of years between the date of his death or Disability and the third (3rd) anniversary of the date of the Non-renewal Notice, but in no event less than one (1) year. Upon death, his estate will be entitled to any accrued benefits, not yet paid, including pro-rata incentive payments payable upon termination of employment for other than death, disability or cause are provided for as follows: If terminated by resignation for “good reason” or by us other than for “cause” (as such terms are defined in the employment agreement) or a result of Non-renewal Notice, Mr. Sivan will be entitled to receive all salary, benefits and incentive compensation for two years after the date of termination of employment and all stock options previously grated to Mr. Sivan will immediately vest. If Mr. Sivan's employment is terminated for good reason due to a “change of control” (as such term is defined in the employment agreement), Mr. Sivan will be entitled to receive, within 30 days after providing notice of election to terminate his employment due to a change in control, a lump sum payment equal to the net present value of the sum of five times Mr. Sivan's then current base salary plus five times the sum of Mr. Sivan's highest annualized bonus compensation during the three year period prior to the change of control.

We have identical employment agreements and amendments thereto with Mr. Prem Ramchandani, pursuant to which Mr. Ramchandani is employed as President of Tactica.

We have entered into employment agreements with Paul Greenfield and Kurt Streams pursuant to which each of them is entitled to a lump-sum payment equal to four months salary upon the termination of such individual’s employment with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Avraham Ovadia, a 22% stockholder, serves as the exclusive distributor of Tactica’s products in South Africa. During fiscal 2003, Tactica sold an immaterial amount of goods to Mr. Ovadia’s company, Home Mark (Pty) Ltd. In the past Mr. Ovadia also has produced infomercials for Tactica.

Mr. Sivan and Mr. Ramchandani have an ownership interest in Prime Time Media, a company which has a pre-petition accounts payable from us in the amount of $455,734.

As of May 31, 2006, we have $2,627,862 in accounts payable to Brass Logistics LLC, a provider of inventory warehousing and customer order fulfillment services. Mr. Sivan, Mr. Ramchandani and a significant shareholder have an ownership interest in Brass Logistics LLC. We purchased $0 and $332,850 in services from Brass Logistics LLC in the three month periods ended May 31, 2006 and 2005, respectively. Fees and costs under the June 14, 2004 agreement fluctuate based upon the amount of orders placed and fulfilled. The contract provides for the provision of services for an indefinite term.

On December 8, 2004, Tactica entered into a Credit Agreement with Tactica Funding 1, LLC. Mr. Sivan is a member and Mr. Ramchandani is a manager and a member of Tactica Funding 1, LLC. Under the Credit Agreement Tactica Funding 1, LLC agreed to provide Tactica with a secured loan of up to an aggregate principal amount of $300,000, to provide funds for Tactica’s continued ordinary course operations and working capital needs, as evidenced by a promissory note. The loan bears interest at a rate of 9% per annum and is payable monthly. Notwithstanding the foregoing, the Loan bears a default rate of interest of 16% per annum. We owed $305,579 as of February 28, 2005, consisting of the entire Note principal and related accrued interest. As security for the loan, Tactica granted to Tactica Funding 1, LLC a first priority security interest in substantially all of the assets of Tactica, except as to permitted liens for which the Tactica Funding security interest is junior and subordinate, including the Callable Secured Convertible Notes and certain carve out expenses that Tactica incurs for professional fees and other bankruptcy case matters.

From time to time, Mr. Sivan and Mr. Ramchandani have paid certain advertising expenses on behalf of the Company and have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 8% per annum. As of May 31, 2006, the balance due to Mr. Sivan and Mr. Ramchandani collectively was $1,365,270, including accrued interest, and is included in Notes Payable - related parties. On October 4, 2006 the Company converted $52,000 of interest due (based on a closing market price of $0.0052) in exchange for the issuance of an aggregate of 10,000,000 shares of our common stock to Mr. Sivan and Mr. Ramchandani.

On March 13, 2006, APA International LLC advanced $250,000 to the Company for working capital purposes in the form of an unsecured promissory note, accruing interest at 8% per annum. As of May 31, 2006, the balance due to APA International LLC was $289,997, including accrued interest, and is included in Notes Payable - related parties. Mr. Sivan, Mr. Ramchandani and a significant shareholder own APA International LLC.

We issued 25,000 shares of Series G Preferred Stock to each of Mr. Sivan and Mr. Ramchandani. The Series G Preferred Stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the financing we obtained from New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC in the form of a sale of (i) $3,000,000 in Callable Secured Convertible Notes and (ii) stock purchase warrants to buy 6,000,000 shares of our common stock, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in us to the investors to secure our obligations. Without such pledge of equity, including a pledge of the Series G Preferred Stock by Mr. Sivan and Mr. Ramchandani, the investors would not have entered into the financing transaction.

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 2, 2006 and as adjusted to reflect the maximum number of shares of our common stock which may be issued upon conversion of the Convertible Preferred Stock by:

•	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors;

•	each of our executive officers; and

•	our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Avi Sivan(1)	14,947,500	8.25%

Common Stock	Prem Ramchandani(1)	14,947,500	8.25%

Common Stock	Avraham Ovadia	9,947,500	5.49%

Common Stock	Yehiel Ben-Harush(2)	100,000	0.06%

Common Stock	Kurt Streams(2)	150,000	0.08%

Common Stock	Paul Greenfield(2)	150,000	0.08%

Common Stock	All directors and named executive officers as a group	30,295,000 shares	16.72%

(1)
Avi Sivan and Prem Ramchandani each pledged all of their equity to New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC in connection with the sale of an aggregate of $3,000,000 principal amount of Callable Secured Convertible Notes.

(2)	Consists of options issued, which are exercisable immediately.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Series G Preferred	Avi Sivan(2)	25,000	(1)	50.0%
Series G Preferred	Prem Ramchandani(2)	25,000	(1)	50.0%

(1)	Shares of Series G Preferred Stock are not convertible to common stock and have no liquidation preference. The holders of the Series G Preferred Stock are entitled to 10,000 votes per share.

(2)
Avi Sivan and Prem Ramchandani each pledged all of their equity to New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC in connection with the sale of an aggregate of $3,000,000 principal amount of Callable Secured Convertible Notes.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.001. As of October 2, 2006, there were 181,278,058 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state or the United States;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants*	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)
AJW Offshore, Ltd. (3)	1,595,627,760	89.80%	Up to 40,964,925 shares of common stock	9,520,866(2)	4.99%	—	—

AJW Qualified Partners, LLC (3)	987,866,314	84.49%	Up to 24,015,605 shares of common stock	9,520,866(2)	4.99%	—	—

AJW Partners, LLC(3)	385,223,589	68.00%	Up to 8,398,640 shares of common stock	9,520,866(2)	4.99%	—	—

New Millennium Capital Partners II, LLC (3)	49,407,520	21.42%	Up to 987,330 shares of common stock	9,520,866(2)	4.99%	—	—

Avi Sivan	14,947,500	N/A	Up to 5,000,000 shares of common stock	14,947,500	8.25%	—	—

Prem Ramchandani	14,947,500	N/A	Up to 5,000,000 shares of common stock	14,947,500	8.25%	—	—

* This column represents an estimated number based on an average market price as of a recent date of October 2, 2006 of $.0035.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Callable Secured Convertible Notes, if the Callable Secured Convertible Notes had actually been converted on October 2, 2006, the conversion prices would have been $.000875 with respect to the June and July 2006 financings and $.00175 with respect to the March 2005 financing.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Callable Secured Convertible Notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their Callable Secured Convertible Notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Callable Secured Convertible Notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES

July 2006 Financing

To obtain funding for the purpose of payment of general corporate and operating expenses we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on July 27, 2006 for the sale of (i) $500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 75,000,000 shares of our common stock. On July 27, 2006, we received net proceeds of $89,933.79, after deducting expenses of $15,066.21, and $395,000 was placed in escrow to be distributed to the Company in equal payment over the subsequent four months. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants.

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0035 and, therefore, the conversion price for the secured convertible notes was $0.000875. Based on this conversion price, the $500,000 callable secured convertible notes, excluding interest, were convertible into 571,428,571 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.06 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

In addition, in connection with the foregoing financing, we agreed to amend the terms of the $760,000 in notes issued to the investors on June 7, 2006 to provide that the notes are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. The notes when issued were convertible into our common stock at a conversion price equal to the lower of (i) $0.04 or (ii) 35% of the average of the lowest intraday trading prices for our common stock during the 20 days before, but not including, the conversion date.

June 2006 Financing

To obtain funding for the purpose of payment of general corporate and operating purposes, , including the payment of auditor and legal fees, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on June 7, 2006 for the sale of (i) $760,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 50,000,000 shares of our common stock. On June 7, 2006, the investors purchased the $760,000 in Notes and received Warrants to purchase an aggregate of 50,000,000 shares of our common stock

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 35% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0035 and, therefore, the conversion price for the secured convertible notes was $0.000875. Based on this conversion price, the $760,000 callable secured convertible notes, excluding interest, were convertible into 868,571,429 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.06 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

March 2005 Financing

To obtain funding for the purpose of providing a loan to Tactica International, Inc., our wholly-owned subsidiary, in the form of debtor in possession financing and/or exit financing in the context of Tactica’s chapter 11 case subject to Bankruptcy Court approval, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on March 23, 2005 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 6,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants.

On March 24, 2005, the investors purchased $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On April 20, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On December 22, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock.

The callable secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of October 2, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0035 and, therefore, the conversion price for the secured convertible notes was $0.00175. Based on this conversion price, the $2,532,469.07 outstanding callable secured convertible notes, excluding interest, were convertible into 1,447,125,183 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.06 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the Callable Secured Convertible Notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $3,000,000 of Callable Secured Convertible Notes on October 2, 2006, a conversion price of $0.00175 per share, the number of shares issuable upon conversion would be:

$3,000,000/$.00175 = 1,714,285,714 shares

Our obligation to issue shares upon conversion of our Callable Secured Convertible Notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Callable Secured Convertible Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current average market price, as of October 2, 2006 of $0.0035.

The following relates to outstanding callable secured convertible notes in the aggregate principal amount of $2,532,469.07, which are convertible at a 50% discount:

% Below Market	Price Per Share	With Discount at 50%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0026	$.0013	1,929,500,244	91.41%
50%	$.0018	$.0009	2,894,250,366	94.11%
75%	$.0009	$.0004	5,788,500,731	96.96%

The following relates to outstanding callable secured convertible notes in the aggregate principal amount of $1,260,000.00, which are convertible at a 75% discount:

% Below Market	Price Per Share	With Discount at 75%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0026	$.0007	1,920,000,000	91.37%
50%	$.0018	$.0004	2,880,000,000	94.08%
75%	$.0009	$.0002	5,760,000,000	96.95%

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements of IGIA, Inc. as of February 28, 2006 and 2005 and for the year then ended, have been included herein in reliance upon the report of Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of IGIA, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

IGIA, INC. AND SUBSIDIARIES

For the Years Ended February 28, 2006 and February 28, 2005

Report of Independent Registered Public Accounting Firm	F-2
Condensed Consolidated Balance Sheet as of February 28, 2006	F-3
Condensed Consolidated Statement of Operations for the years ended February 28, 2006 and 2005	F-4
Condensed Consolidated Statements of Deficiency in Stockholders’ Equity for the years ended February 28, 2006 and 2005	F-5
Condensed Consolidated Statement of Cash Flows for the years ended February 28, 2006 and 2005	F-6
Notes to Consolidated Financial Statements	F-7 to F-27
For the Periods Ended May 31, 2006 and May 31, 2005

Condensed Consolidated Balance Sheet as of May 31, 2006	F-28
Condensed Consolidated Statements of Operations for the Three Months Ended May 31, 2006 and 2005	F-29
Condensed Consolidated Statement of Changes in Deficiency of Stockholders’ Equity for the Fifteen Months Ended May 31, 2006	F-30
Condensed Consolidated Statement of Cash Flows for the Three Months Ended May 31, 2006 and 2005	F-31
Notes to Condensed Consolidated Financial Statements May 31, 2006	F-32 to F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
IGIA, Inc.:

We have audited the accompanying consolidated balance sheet of IGIA, Inc. and its wholly-owned subsidiaries (Tactica International Inc.- Debtors-in-Possession from October 21, 2004), collectively, the “Company,” as of February 28, 2006, and the related consolidated statements of operations, deficiency in stockholders’ equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of February 28, 2006, and the consolidated results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Russell Bedford Stefanou Mirchandani LLP
New York, New York
May 18, 2006

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEET

February 28, 2006
ASSETS
CURRENT ASSETS:
Cash	$7,887
Accounts receivable, net of allowance for doubtful accounts of $114,933	688,199
Inventories	444,361
Prepaid advertising	927,343
Other prepayments	344,024
Other current assets	349,689
Total current assets	2,761,503
Property and equipment, net of accumulated depreciation of $413,930	116,180
Total Assets	$2,877,683

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Pre-petition liabilities, including related party of $455,734	$14,853,421
Accounts payable	4,329,889
Accounts payable - related party	2,688,862
Accrued expenses	1,631,124
Notes payable - related parties	1,117,793
Total current liabilities	24,621,089

LONG TERM LIABILITIES:
Callable secured convertible notes	629,187
Warrant liability related to callable secured convertible notes	119,496
Derivative liability related to callable secured convertible notes	8,700,530
Total long term liabilities	9,449,213
TOTAL LIABILITIES	34,070,302
Commitments and contingencies

DEFICIENCY IN STOCKHOLDERS’ EQUITY:
Preferred stock, Series E, par value $0.001 per share; 261,574 shares issued and outstanding	262
Preferred stock, Series G, par value $0.001 per share; 50,000 shares issued and outstanding	50
Common stock, par value $0.001 per share; 26,562,933 shares issued and outstanding	26,563
Additional paid -in- capital	14,155,623
Accumulated deficit	(45,375,117)
Total Deficiency in Stockholders’ Equity	(31,192,619)
Total Liabilities and Deficiency in Stockholders’ Equity	$2,877,683

See accompanying footnotes to the consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended February 28,
	2006	2005
REVENUES:
Net sales	$25,532,151	$11,324,450
Cost of sales	9,297,707	11,558,596
Cost of sales - related party	70,565	—
Gross profit (loss)	16,163,879	(234,146)
OPERATING EXPENSES:
Media advertising	11,178,572	613,867
Other selling, general and administrative	11,651,828	10,141,645
Other selling, general and administrative - related party	4,580,371	178,450
Financial advisory fee	—	3,275,000
Total operating expenses	27,410,771	14,208,962
LOSS FROM OPERATIONS	(11,246,892)	(14,443,108)
OTHER INCOME (EXPENSES):
Interest expense, net	(991,271)	(176,425)
Unrealized loss on adjustment of derivative and warrant liability to fair value of underlying securities	(5,820,026)	—
Other	2,686,417	(19,728)
	(4,124,880)	(196,153)
LOSS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(15,371,772)	(14,639,261)

REORGANIZATION ITEMS:
Provision for executory contracts	—	(871,420)
Professional fees	(1,786,965)	(686,683)
	(1,786,965)	(1,558,103)
LOSS BEFORE INCOME TAXES	(17,158,737)	(16,197,364)
Income taxes benefit	—	—
NET LOSS	$(17,158,737)	$(16,197,364)
Net loss per common share - basic	$(0.92)	$(0.90)
Net loss per common share - fully diluted	$(0.92)	$(0.90)
Weighted average common shares outstanding - basic	18,718,114	18,002,933
Weighted average common shares outstanding - fully diluted	18,718,114	18,002,933

See accompanying footnotes to the consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY

	Series E Preferred Stock		Series G Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Deficiency in Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at March 1, 2004	—	$—	—	$—	1,000	$77,000	$756,480	$(12,019,016)	$(11,185,536)
Exchange of net assets and liabilities, with previous majority shareholder of Tactica, for 100% of previous owners’ equity interest							6,198,587		6,198,587
Cancellation of Tactica International, Inc. shares					(1,000)	(77,000)	77,000		—
Issuance of shares in connection with merger with Diva Entertainment, Inc.					9,400,000	9,400			9,400
Receipt and subsequent cancellation of shares received in exchange for distribution of wholly-owned subsidiary to shareholder					(3,725,000)	(3,725)	3,725		—
Cancellation of shares previously issued in connection with merger with Diva Entertainment, Inc.					(1,209,000)	(1,209)	1,209		—
Issuance of shares in exchange for previously issued and outstanding shares held by Diva Entertainment, Inc. preferred shareholders					6,693,340	6,693			6,693
Issuance of shares in exchange for previously issued and outstanding shares held by Diva Entertainment, Inc. common shareholders					5,593,593	5,594			5,594
Issuance of preferred shares in connection with merger with Diva Entertainment, Inc.	261,000	261							261
Issuance of shares in exchange for services rendered					1,250,000	1,250	3,273,750		3,275,000
Issuance of shares in exchange for services rendered					1,750,000	1,750	4,583,250		4,585,000
Cancellation of previously issued shares in connection with services rendered					(1,750,000)	(1,750)	(4,583,250)		(4,585,000)
Issuance of preferred shares in exchange for previously incurred debt	574	1					3,632,159		3,632,160
Net loss							(16,197,364)		(16,197,364)
Balance at March 1, 2005	261,574	$262	—	$—	18,002,933	$18,003	$13,942,910	$(28,216,380)	$(14,255,205)
Conversion of Callable Secured Convertible Notes					7,560,000	7,560	92,263		99,823
Issuance of shares in exchange for services rendered					1,000,000	1,000	119,000		120,000
Issuance of preferred shares			50,000	50			1,450		1,500
Net loss								(17,158,737)	(17,158,737)
Balance at February 28, 2006	261,574	$262	50,000	$50	26,562,933	$26,563	$14,155,623	$(45,375,117)	$(31,192,619)

See accompanying footnotes to the consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended February 28,
	2006	2005
Cash flows from operating activities:
Net loss	$(17,158,737)	$(16,197,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66,939	76,520
Unrealized loss related to adjustment of derivative and warrant liability to fair value of underlying securities	5,820,026	—
Accretion of callable secured convertible notes payable	729,011	—
Gain on Settlement of Debts	(2,684,559)	—
Issuance of Series G preferred stock for services	1,500	—
Common stock issued in reverse merger	—	21,948
Interest income debited to notes receivable	—	(51,042)
Issuance of common stock for services	120,000	3,275,000
Advertising expenses paid by officers	368,200	—
Interest expense credited to notes payable	95,302	74,855
Changes in operating assets and liabilities:
Accounts receivable	(594,566)	860,846
Inventory	(155,068)	7,519,202
Tax refund receivable	—	107,058
Prepaid advertising	(831,181)	—
Other prepayments	(344,024)	—
Other current assets	(22,291)	988,188
Other assets	—	(7,114)
Accounts payable	3,358,375	1,241,145
Accounts payable - related party	2,643,108	—
Customer advances	(35,524)	—
Accrued expenses	1,028,555	526,595
Pre-petition liabilities	4,534,692	485,884
Net cash used in operating activities	(3,060,242)	(1,078,279)
Cash flows from investing activities
Purchases of property and equipment	(45,693)	(14,842)
Net cash used in investing activities	(45,693)	(14,842)
Cash flows from financing activities
Proceeds from line of credit	—	510,037
Pre-petition liability	—	100,000
Proceeds from notes payable - related parties	435,000	300,000
Proceeds from callable secured convertible notes payable	2,676,662	—
Net cash provided by financing activities	3,111,662	910,037
Net increase (decrease) in cash	5,727	(183,084)
Cash and cash equivalents at beginning of year	2,160	185,244
Cash and cash equivalents at end of year	$7,887	$2,160

See accompanying footnotes to the consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
Notes to Consolidated Financial Statements
February 28, 2006

(1)	Summary of Significant Accounting Policies

(a)	General

IGIA, Inc., formerly Tactica International, Inc. (the “Company”, “Registrant” or “IGIA”), is incorporated under the laws of the State of Delaware. The Company, through its wholly-owned subsidiaries, Tactica International, Inc. (“Tactica”), Shopflash, Inc. (Shopflash) and Kleenfast, Inc. (Kleenfast) designs, develops, imports, and distributes personal care and household products to major retailers and through direct marketing. We purchase our products from unaffiliated manufacturers most of which are located in the People’s Republic of China and the United States. The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

(b)	Chapter 11 Reorganization and Going Concern

In the ordinary course of Tactica’s business, Innotrac warehoused Tactica’s products, processed orders and inventory and shipped these products to Tactica’s customers. Innotrac informed Tactica that Innotrac would not permit Tactica to remove its inventory stored with Innotrac unless Tactica paid Innotrac all amounts allegedly due. Despite numerous attempts to obtain financing prior to its filing for bankruptcy protection, Tactica was unable to do so. As a result of the foregoing factors, Tactica did not have a sufficient available source of working capital to continue its normal operation of business. Although Tactica and Innotrac attempted to reach an out of court agreement to resolve the terms of payment to Innotrac, the terms could not be agreed upon. The parties agreed upon the terms of the Stipulation, which contemplated the filing of a bankruptcy petition and Court approval.

On October 21, 2004, Tactica, our principal subsidiary, filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). IGIA is not seeking bankruptcy protection.

On October 25, 2004, the Court approved, on an interim basis, a Stipulation and Consent Order (the “Stipulation”) with Innotrac Corporation (“Innotrac”) (a copy of the Stipulation and the Order approving the Stipulation on an interim basis, are filed as an exhibit to the Form 8-K for October 21, 2004, filed by IGIA). Following the interim approval of the Stipulation by the Court on October 25, 2004, Innotrac began processing, packing and releasing Tactica’s inventory for fulfillment of customer orders.

On June 23, 2005, the Bankruptcy Court issued the Innotrac Settlement, under which Innotrac has taken the inventory in exchange for full satisfaction of Tactica’s liability to Innotrac that was fixed at $3,000,000. Accordingly, the accompanying condensed consolidated balance sheet as of February 28, 2006 excludes the inventory and liabilities associated with the Innotrac Settlement.

On January 10, 2006, the Bankruptcy Court approved an agreement dated October 25, 2005 between Tactica, the Official Committee of Unsecured Creditors appointed in Tactica’s bankruptcy, IGIA, Inc., Tactica Funding 1 LLC, certain Tactica officers and directors, and two former Tactica shareholders, including Helen of Troy Limited (“HoT”). The agreement provided that, among other things, each party was released of all claims and liabilities that occurred prior to the date of the agreement. Immediately prior to the January 10, 2006 effective date of the agreement, the Company owed Helen of Troy Limited $2,672,946, consisting of $2,612,082 of pre-petition and $60,864 of post-petition liabilities, which the Company wrote off and recognized a $2,672,946 gain in the fiscal year ended February 28, 2006 that is included in Other Income. The parties also reaffirmed the terms of the April 29, 2006 agreement between Tactica and Helen of Troy and cancelled a license agreement that gave Tactica the right to sell Epil-Stop products in certain international markets. The agreement also provided for certain parties to make specified payments to a trust controlled by Tactica’s unsecured creditors.

On January 13, 2006, the Bankruptcy Court issued a confirmation order approving the Revised First Amended Plan of Reorganization Proposed by Tactica and IGIA (the “Plan”) that provides for Tactica’s exit from bankruptcy. On March 28, 2006, a Notice of Effective Date of the Plan was filed with the Bankruptcy Court. Upon being declared effective, the Plan eliminated $14,853,421 of Tactica’s pre-petition liabilities. The plan calls for Tactica’s pre-petition creditors to receive distributions of the following assets: (i) $2,175,000 cash paid by Tactica’s former shareholders; (ii) $700,000 cash paid by Tactica; (iii) $75,000 cash paid by the Registrant, Tactica, and the Board Members; (iv) up to $275,000 cash paid by Innotrac Corporation; (v) the rights and proceeds in connection with avoidance and other actions including uncollected pre-petition invoices payable by a Tactica customer; and (vi) 5,555,033 newly issued shares of the Registrant’s common stock that was in number equal to 10% of the outstanding shares of common stock as of the Plan’s effective date and is exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended and State registration requirements by virtue of Section 1145 of the Bankruptcy Code and applicable non-bankruptcy law. Certain post-petition creditors, including firms that provided professional services to Tactica, have submitted a total of approximately $583,000 in claims to the Bankruptcy Court for post-petition administrative expenses. Tactica is reviewing the administrative expense claims to determine whether to seek possible settlements and payment schedules or a resolution by the Bankruptcy Court.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the fiscal years 2006 and 2005, the Company incurred losses from operations of $17,158,737 and $16,197,364, respectively. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investments in the Company. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Tactica’s Balance Sheet as of February 28, 2006 and Statement of Operations for the fiscal year ended February 28, 2006 is as follows:

Tactica International, Inc
Debtor-in-Possession
(Unaudited)

Balance Sheet

February 28,
Assets	2006
Due from affliate	$2,457,115
Other current assets	1,095,289
Total current assets	3,552,404
Property and equipment, net	116,180
Total Assets	$3,668,584
Liabilities and Deficiency in Stockholders’ Equity
Pre-petition liabilities, including related party of $455,734	$14,853,421
Due to parent	6,905,344
Due to related party	2,476,919
Other current liabilities	9,368,129
Total current liabilities	33,603,813
Total Deficiency in Stockholders’ Equity	(29,935,229)
Total Liabilities and Deficiency in Stockholders’ Equity	$3,668,584

Statement of Operations

Year Ended February 28, 2006
Revenues:
Net sales	$20,410,374
Cost of sales	7,982,607
Cost of sales - related party	70,565
Gross profit	12,357,202

Operating Expenses:
Media advertising	8,517,274
Other selling, general and administrative	9,557,383
Other selling, general and administrative - related party	3,784,299
Total Operating Expenses	21,858,956
Loss from Operations	(9,501,754)
Other Income (Expenses):
Interest expense, net	(220,270)
Other	2,686,278
2,466,008
Reorganization Item:
Professional fees	(1,786,965)
Net loss before income tax benefit	(8,822,711)
Income tax benefit	—
Net Loss	$(8,822,711)

(c)	Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s consolidated financial position and results of operations was not significant.

(d)	Consideration Paid to Customers

We offer our customers certain incentives in the form of cooperative advertising arrangements, product markdown allowances, trade discounts, cash discounts, and slotting fees. We account for these incentives in accordance with Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer, (“EITF 01-9”). Markdown allowances, trade discounts, cooperative advertising program participation and cash discounts are all recorded as reductions of Net sales. Customer incentives included in sales approximated $8,100 and $652,000 for fiscal year 2006 and 2005, respectively.

(e)  Shipping and Handling Revenues and Expenses

We report revenue from shipping and handling charges on the Net sales line of our Statements of Operations, in accordance with paragraph 5 of Emerging Issues Task Force Issue 00-10, Accounting for Shipping and Handling Fees and Costs. We only include charges for shipping and handling in Net sales for sales made to direct response customers and retail customers ordering relatively small dollar amounts of product. Our shipping and handling expenses far exceed our shipping and handling revenues. Shipping and handling expenses are included in our Statements of Operations on the Other operating expenses line. Our expenses for shipping and handling for fiscal year 2006 approximated $4,975,000 and $2,442,000 for fiscal year 2005.

(f) Advertising Expense

Advertising expense is comprised of media, agency, and production expenses. In accordance with Statement of Position 93-7, Reporting on Advertising Costs, direct response advertising expenses are charged to expense in the period in which the related revenues are recognized. Certain production costs to produce direct response advertising are capitalized and amortized over the expected life of the advertisement. Amortization expense relating to the production costs for the fiscal year 2006 and 2005 approximated $27,000 and 428,000, respectively. Prepaid advertising was $927,343 as of February 28, 2006.

(g) Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

(h) Valuation of Accounts Receivable

We maintain an allowance for doubtful accounts to reduce amounts to their estimated realizable value. A considerable amount of judgment is required when we assess the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts could be required. We initially record a provision for doubtful accounts based on our historical experience, and then adjust this provision at the end of each reporting period based on a detailed assessment of our accounts receivable and allowance for doubtful accounts. In estimating the provision for doubtful accounts, we consider: (i) the aging of the accounts receivable; (ii) trends within and ratios involving the age of the accounts receivable; (iii) the customer mix in each of the aging categories and the nature of the receivable; (iv) our historical provision for doubtful accounts; (v) the credit worthiness of the customer; and (vi) the economic conditions of the customer’s industry as well as general economic conditions, among other factors.

(i) Inventories and Cost of Goods Sold

Inventories consist primarily of finished products held in public warehouses that are stated at the lower of cost or market, determined on a FIFO (first-in, first-out) basis. A product’s cost is comprised of the amount that we pay our manufacturer for product, tariffs and duties associated with transporting product across national borders and freight costs associated with transporting the product from our manufacturers to our warehouse locations. Innotrac held Tactica’s products at its Reno, Nevada facility under terms of the Stipulation and a first priority secured interest in the inventory. On June 23, 2005, the Bankruptcy Court issued the Innotrac Settlement, under which Innotrac has taken the inventory in exchange for full satisfaction of Tactica’s liability to Innotrac that was fixed at $3,000,000. Accordingly, the accompanying condensed consolidated balance sheet as of February 28, 2006 excludes the inventory and liabilities associated with the Innotrac Settlement.

The Company recorded a charge of $8,821 and $2,305,252 for impairment of previously acquired inventory during the fiscal years ending 2006 and 2005, respectively.

The Cost of Goods Sold line item on the Statements of Operations is comprised of the book value (lower of cost or net realizable value) of inventory sold to customers during the reporting period.

(j) Property and Equipment

Property and equipment is capitalized at cost and depreciated using the straight-line method over the estimated useful lives of the various assets. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts, with any resulting gain or loss included in the results from operations.

(k) Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (“SFAS 109”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. These temporary differences include derivative costs, depreciation, allowance for doubtful accounts, inventory valuation adjustments, accrued expenses and net operating losses. Deferred taxes are reduced by a valuation allowance to the extent that realization of the related deferred tax asset is not assured.

(l) Use of Estimates

The preparation of financial statements requires the Company to make estimates and assumptions that affect reported amounts of assets, liabilities, revenue and expenses. Such estimates include the allowance for doubtful accounts, inventory valuation, reserve for sales returns, derivative valuation, warranty reserves and disclosure of the contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

(m) Reclassification

Certain reclassifications have been made to conform the prior period’s data to the current presentation. These reclassifications had no effect on reported losses.

(n) Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

(o) Net Loss Per Common Share

The Company computes earnings per share under Financial Accounting Standard No. 128, “Earnings Per Share” (“SFAS 128”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company’s stock options and warrants (calculated using the treasury stock method). During 2006, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

(p) Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $17,158,737 and $16,197,364 during the year ended February 28, 2006 and 2005, respectively. The Company’s current liabilities exceeded its current assets by $21,859,586 as of February 28, 2006. The Company’s liabilities exceeded its current assets by $31,308,799 as of February 28, 2006.

(q) Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $114,933 at February 28, 2006.

(r) Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123”. This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option.

Had compensation costs for the Company’s stock options been determined based on the fair value at the grant dates for the awards, the Company’s net loss and losses per share would have been as follows:

	2006	2005
Net loss - as reported	$(17,158,737)		$(16,197,364)
Add: Total stock based employee compensation expense as reported under the intrinsic value method (APB. No. 25)	—		—
Deduct: Total stock based employee compensation expense as reported under the fair value based method (SFAS No. 123)	(24,500)		—

Net loss - Pro Forma	$(17,134,237)		$(16,197,364)

Net loss attributable to common stockholders - Pro forma	$(.92)	$	$(.90)

Basic (and assuming dilution) loss per share - as reported	$(.92)		$(.90)

Basic (and assuming dilution) loss per share - Pro forma	$(.92)		$(.90)

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of our fiscal year 2007. We will adopt SFAS No. 123(R) on March 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods:

A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date; or

A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123(R) for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

The adoption of SFAS No. 123(R)’s fair value method will have an impact on our results of operations, although it will have an insignificant impact on our overall financial position. During the fiscal year ended February 28, 2006, we issued an additional 1,275,000 options to our employees and directors whose fair values at the date of issue was $.02 per share. At February 28, 2006, we had 1,275,000 options available for issue under our employee stock option plan.

(s) Comprehensive Income

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income to report.

(t) Segment Information

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company’s principal operating segment.

(u) Research and Development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs” (“SFAS 2”). Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestones have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company has not incurred any research and product development costs for the fiscal year 2006 or 2005.

(v) Beneficial Conversion Feature and Derivative Financial Instruments

Beneficial Conversion Feature

The convertible feature of certain of our convertible notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”). Pursuant to Emerging Issues Task Force Issue No. 98-5 (“EITF 98-5”), “Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio” and EITF Issue No. 00-27,”Application of EITF Issue No. 98-5 to Certain Convertible Instruments,” the relative fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. The Company will record the corresponding unamortized debt discount related to the BCF and warrants as interest expense when the related instrument is converted into the Company’s common stock.

Derivative Finanacial Instruments

In connection with the issuance of certain convertible notes payable, the terms of the notes payable provided for a conversion of the notes into shares of the Company’s common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” as a result of entering into the note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

(w) New Accounting Guidance

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” (“FIN 47”) which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (“SFAS 154”), “Accounting Changes and Error Corrections” which provides guidance on the accounting for and reporting of accounting changes and correction of errors. This statement changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate a material effect upon the adoption of this statement.

On November 3, 2005, the FASB issued FASB Staff Position on SFAS 115 and 124, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP FAS 115-1” and “124-1”). This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. It is effective for reporting periods beginning after December 15, 2005. Accordingly, the Company is reviewing its processes and will adopt the required accounting and disclosures.

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

(2) Acquisition and Capital Restructure

Corporate Restructure of Tactica

Through April 29, 2004, Tactica was a majority owned subsidiary of HoT. On April 29, 2004, the Company and its stockholders entered into a series of transactions that consolidated ownership of Tactica, whereby the minority stockholders, who collectively owned a 45% interest in the Company, contributed $3,030,000 in marketable securities to Tactica. The majority stockholder, HoT, sold its 55% ownership interest in Tactica to the minority stockholders and accepted the marketable securities and rights to certain Tactica tax refunds and intellectual properties in full satisfaction of $17,261,000 owed by Tactica under the secured line of credit and loan payable. In connection with these transactions, the Company’s loans to the minority stockholders were eliminated.

The assets transferred and liabilities assumed were valued at their historical costs, which did differ materially from their fair values.

The Company accounted for the transaction in accordance with APB No. 29, Accounting for Non Monetary Transactions, and as a result, the Company realized a net forgiveness of indebtedness of $6,198,587 as an adjustment to additional paid in capital. No gain or loss was recognized in connection with the transaction. On June 11, 2004, the Company entered into a Securities Purchase Agreement and Plan of Reorganization (“Merger”) with Diva Entertainment, Inc. (“Diva”), an inactive publicly registered shell corporation with no significant assets or operations. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, the Company was the acquiring entity. While the transaction was accounted for using the purchase method of accounting, in substance the Agreement was a recapitalization of the Company’s capital structure.

For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company was the surviving entity. From July 1999, until the date of the Merger, Diva was an inactive entity, with no operations. The Company did not recognize goodwill or any intangible assets in connection with the transaction.

Diva changed its name to IGIA, Inc. and effective with the Merger, 6,693,340 shares of IGIA Common Stock were issued for the conversion of all outstanding Diva Series A, B and C convertible preferred stock. In addition, IGIA issued 5,593,593 shares of common Stock in exchange for the remaining outstanding shares of Common Stock held by Diva’s shareholders.

Effective with the Merger, Diva received 3,725,000 shares of Common Stock from a stockholder in exchange for its wholly-owned subsidiary that was also named Diva Entertainment, Inc, an entity with no material assets or significant operations. In connection with the exchange, Diva cancelled its 3,725,000 shares. No gain or loss was recognized in connection with this transaction.

Effective with the Merger, all previously outstanding 1,000 shares of common stock were exchanged for an aggregate of 9,400,000 shares of the Diva’s Common Stock and 261,000 shares of Series E Convertible Preferred Stock. The value of the stock that was issued was the historical cost of the Diva’s net tangible assets, which did not differ materially from their fair value.

Effective with the Merger, Diva agreed and cancelled 1,209,000 shares of its Common Stocks.

IGIA issued a total of 3,000,000 shares of Common Stock to its financial advisors of which 1,250,000 shares related to the Merger and 1,750,000 shares were subject to release from escrow upon the Company raising certain additional capital within a specified time period, a contingency that was not satisfied. As a result, the 1,750,000 shares were returned to the Company and cancelled. These shares were valued at the weighted average of $2.62 per share which represented the fair value of services received, which did not differ materially from the value of the shares issued.

The Company and certain Tactica vendors agreed to convert $3,632,159 of accounts payable into IGIA Series E Convertible Preferred Stock. IGIA issued 574 new Series E shares and caused certain additional Series E shares to be given by Company management stockholders to the vendors.

The accompanying financial statements present the historical financial condition, results of operations and cash flows of the Company prior to the merger with Diva.

(3) Accounts Receivable

Accounts receivable was comprised of the following at February 28, 2006:

Accounts receivable	$803,132
Less: allowance for doubtful accounts	(114,933)
Accounts receivable, net	$688,199

In addition, IGIA has an accounts receivable of $6,905,344 that is due from Tactica as of February 28, 2006, which resulted from IGIA’s issuance of shares of Common Stock in satisfaction of Tactica’s financial advisory fee and issuance of Series E shares to Tactica’s vendors (see Note 2). The receivable has been eliminated in the consolidated financial statements as of February 28, 2006 and subsequently, in accordance with the Plan (see Notes 1a and 13), IGIA converted its receivable from Tactica into an equity investment.

(4) Inventories

Inventories are stated at the lower of cost or market determined by the first-in first-out method. Components of inventories as of February 28, 2006, are as follows:

Finished goods	$478,535
Less: write down	(34,174)
Total	$444,361

(5) Property and Equipment

A summary of property and equipment at February 28, 2006 is as follows:
	Useful lives (years)
Furniture and fixtures	7	$50,318
Computer equipment	5	272,782
Office equipment	5	95,136
Computer software	3	61,110
Tooling costs	1	29,500
Vehicle	5	21,264
		530110
Less: accumulated depreciation		(413,930)
		$116,180

Depreciation and amortization expense was approximately $67,000 and $77,000 for the year ended February 28, 2006 and 2005, respectively.

(6) Pre-Petition Liabilities

Under the Bankruptcy Code, Tactica’s liabilities as of the October 21, 2004 filing date are deemed pre-petition liabilities that are subject to a Court supervised and approved resolution. The Company’s pre-petition liabilities of $14,853,421 are carried on the balance sheet as of February 28, 2006 and until such time as they are liquidated through the Stipulation and other bankruptcy proceedings described in Footnote 13.

Following the January 13, 2006 Bankruptcy Court confirmation order that approved the Plan providing for Tactica’s exit from bankruptcy, Tactica made agreements with several pre-petition creditors for the purposes of fixing the amount of their pre-petition claims to be settled under the Plan. The settlement of pre-petition claims, which is necessary for Tactica’s Plan to become effective, resulted in final pre-petition claim amounts that differed from previous pre-petition liability amounts. Tactica’s $14,853,421 in pre-petition liabilities as of February 28, 2006 includes $4,523,079 resulting from such post-confirmation settlements and the accompanying charge is included in the loss from operations reported in the Company’s consolidated statement of operations for the year then ended.

Tactica’s pre-petition liabilities are subject to comprise and include a $250,000 remainder owed to the U.S. Federal Trade Commission for an April 2004 judgment that is secured by certain customer accounts receivable, a $813,094 liability for remaining rent due under a Sublease Agreement that the Company rejected and a $100,000 convertible note payable including interest at 10% per annum that included warrants to purchase 100,000 shares of Common Stock at $1.00 per share over a five-year period (the “Bridge Note”). Prior to maturing in March 2005, the Bridge Note holder had the option of converting unpaid note principal together with accrued and unpaid interest to the Company’s common stock at $1.00 per share. In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the Bridge Note and determined that an insignificant portion of the proceeds was attributable to the intrinsic value of that feature and also to the warrants.

(7) Callable Secured Convertible Notes

A summary of Callable Secured Convertible Notes at February 28, 2006 is as follows:

February 28, 2006
Callable Secured Convertible Notes; 8% per annum; due three years from the dates of issuance; Noteholder has the option to convert unpaid note principal of the Company’s common stock at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intra-day trading prices for the common stock on a principal market for the 20 trading days before, but not including, the conversion date. The Company granted the noteholder a security interest in substantially all of the Company’s assets and intellectual property and registration rights.	$629,187

Less: current portion	—
Callable Secured Convertible Notes Payable - long term portion	$629,187

To obtain funding for the purpose of providing a loan to Tactica, in the form of debtor in possession financing and exit financing in the context of Tactica’s chapter 11 proceedings, the Company entered into a Securities Purchase Agreement with four accredited investors (“Investors” or “Selling Stockholders”) on March 23, 2005 for the sale of (i) $3,000,000 in Callable Secured Convertible Notes and (ii) warrants to buy 6,000,000 shares of common stock. The Company sold to third party investors $1,000,000 in Callable Secured Convertible Notes on March 24, 2005 and, following the filing of the Company’s registration statement on April 14, 2005, an additional $1,000,000 on April 20, 2005 and an additional $1,000,000 on December 22, 2005 upon the Company’s registration statement being declared effective.

Accordingly, as of February 28, 2006 the Company received net proceeds from the sales of $2,676,662, net of $323,338 of expenses and prepaid interest pursuant to the Securities Purchase Agreement which the Company capitalized and amortizes over the maturity period (three years) of the Callable Secured Convertible Notes.

The Callable Secured Convertible Notes bear interest at 8% and are convertible into the Company’s common stock, at the Investors’ option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intra-day trading prices for the common stock on a principal market for the 20 trading days before, but not including, the conversion date. Interest is due and payable quarterly, except in any month in which the Company’s trading price, as defined, is greater than $.03125. The full principal amount of the Callable Secured Convertible Notes is due upon default. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that the Company issues common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Selling Stockholders’ position. The Selling Stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by the Investors and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, the Company has granted the Investors registration rights and a security interest in substantially all of the Company’s assets and a security interest in its intellectual property.

The transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and the embedded convertible feature of the note payable (included in the liabilities as a “derivative liability”).

The accompanying financial statements comply with current requirements relating to warrants and embedded warrants as described in FAS 133, EITF 98-5 and 00-27, and APB 14 as follows:

•	The Company allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the dates the proceeds were received.

•
Subsequent to the initial recording, the increase in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula and the increase in the intrinsic value of the embedded derivative in the conversion feature of the convertible debentures are accrued as adjustments to the liabilities at February 28, 2006.

•
The expense relating to the increase in the fair value of the Company’s stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as an other income item in the form of an unrealized interest expense arising from convertible financing on the Company’s balance sheet.

•	Accreted principal of $729,011 as of February 28, 2006.

The following table summarizes the various components of the convertible debentures as of February 28, 2006:

Callable Secured Convertible Notes	$629,187
Warrant liability	119,496
Derivative liability	8,700,530
9,449,213
Adjustment of derivative and warrant liability
to fair value	(2,270,989)

Unrealized loss related to conversion of
the Callable Secured Convertible Notes to
common shares charged to interest expense	(5,820,026)

Accretion of principal related to the Callable
Secured Convertible Notes	(729,011)
Total Callable Secured Convertible Notes	$629,187

(8) Income Taxes

The provision for income taxes for the fiscal years 2006 and 2005 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

The tax effects of significant temporary differences representing deferred tax assets at February 28, 2006 were as follows:

Net operating loss carryforwards	$7,960,000
Valuation allowance	(7,960,000)

Net deferred tax assets	$—

At February 28, 2006, the Company had net operating loss carry forwards of approximately $30.6 million. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Given the uncertainty over the Company’s ability to continue as a going concern, realization of the deferred tax assets is more likely than not, therefore the asset is fully offset by a valuation allowance.

As of the end of fiscal year 2006, the net operating loss carryforwards included in the gross deferred tax asset totaling approximately $30.6 million will expire if not utilized by fiscal year 2027.

The components of income tax expense were as follows:

Current	$0
Deferred	0
$0

(9) Capital Stock

We are authorized to issue 1,000,000,000 shares of Common Stock having a par value of $0.001 per share. We are authorized to issue 1,000,000 shares of preferred stock, having a par value of $0.001 per share, of which 261,574 have been designated Series E Convertible Preferred Stock. As of February 28, 2006, we had 26,562,933 shares of Common Stock, 261,574 shares of Series E Convertible Preferred Stock, and 50,000 shares of Series G Preferred Stock issued and outstanding.

Preferred Stock

Our preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

Series E Convertible Preferred Stock

Current holders of our preferred stock (i) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The preferred stock does not have cumulative voting rights.

As of February 28, 2006, there were 261,574 shares of our Series E Convertible Preferred Stock issued and outstanding. All issued and outstanding shares of Series E Convertible Preferred Stock will automatically convert into an aggregate of 26,157,421 shares of our Common Stock upon satisfaction of certain shareholder requirements.

Subsequent to the Merger and during the fiscal year 2005, the Company issued an aggregate of 574 shares of Series E preferred stock to settle certain outstanding accounts payable of $3,632,159.

Series G Preferred Stock

On March 31, 2005, we issued 25,000 shares of Series G preferred stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G preferred stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the recent financing obtained by the Company, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in the Company to secure the obligations of the Company. Without such pledge of equity, including a pledge of the Series G preferred stock by Mr. Sivan and Mr. Ramchandani, the transaction would not have been consummated. The stated value of the Series G preferred stock at the time of issuance was $0.03 per share. As of February 28, 2006, there were 50,000 shares of Series G preferred stock issued and outstanding.

Current holders of Series G preferred stock (i) have general ratable rights to dividends from funds legally available therefrom, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to 10,000 votes per share on all matters on which stockholders may vote at all stockholder meetings. The preferred stock does not have cumulative voting rights.

Common Stock

In connection with assistance provided to the Company in arranging and concluding the funding discussed in Note 7, on December 22, 2005, the Company issued 1,000,000 shares of its common stock at $.12 per share, which represented the fair value of the services received and approximated the value of the stock issued.

During the three months ended February 28, 2006, holders of the Callable Secured Convertible Notes dated March 22, 2005 exercised a series of partial conversions and were issued 7,560,000 shares of common stock at a conversion price averaging $.0132 per share.

Warrants

As of February 28, 2006, there were outstanding warrants to purchase 100,000 shares of common stock at $1.00 per share that are exercisable within a five-year period ending August 2, 2009 and 6,000,000 shares of common stock at $.03 per share that are exercisable within a five-year period ending March 23, 2010 through December 21, 2010.

Non-Employee Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company as of February 28, 2006:

Warrants Outstanding				Warrants Excercisable
		Weighted Average	Weighted		Weighted
Exercise	Number	Remaining Contractual	Average Exercise	Number	Average Exercise
Prices	Outstanding	Life (Years)	Prices	Exercisable	Prices
$ 0.03	6,000,000	4.34	$0.03	6,000,000	$0.03
$ 1.00	100,000	3.44	$1.00	100,000	$1.00
	6,100,000	4.32	$0.05	6,100,000	$0.05

Transactions involving warrants issued to non-employees are summarized as follows:

		Weighted
		Average
	Number of	Price Per
	Shares	Share
Outstanding at March 1, 2005	100,000	$1.00
Granted	6,000,000	$0.03
Canceled or expired	—	—
Exercised	—	—
Outstanding at February 28, 2006	6,100,000

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

Options Outstanding				Options Excercisable
		Weighted Average	Weighted		Weighted
Exercise	Number	Remaining Contractual	Average Exercise	Number	Average Exercise
Prices	Outstanding	Life (Years)	Prices	Exercisable	Prices
$ 0.02	1,275,000	5	$0.02	1,275,000	$0.02
	1,275,000	5	$0.02	1,275,000	$0.02

A summary of the Company’s stock option activity and related information is as follows:

Weighted
Average
	Number of	Price Per
	Shares	Share
Outstanding at March 1, 2004	—	—
Granted	—	—
Canceled or expired	—	—
Forfeited	—	—
Outstanding at March 1, 2005	—	—
Granted	1,275,000	0.02
Canceled or expired		—
Forfeited	—	—
Outstanding at February 28, 2006	1,275,000	0.02

Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.55%
Expected stock price volatility	280%
Expected dividend payout	—
Expected option life-years (a)	5.00

(a) The expected option life is based on contractual expiration dates.

(10) Cash Flows

The following are non-cash transactions for fiscal year 2006 and 2005:

 On April 29, 2004, Tactica and HoT entered into an agreement under which Tactica was released from $17,261,334 in secured debt payable to HoT in exchange for certain Tactica corporate income tax refunds of $2,901,115, accounts receivable of $369,495, marketable securities of $3,030,000 and certain Tactica intangible assets, including all rights to the Epil-Stop(R) brand that had no book value. In connection with the transaction, Tactica increased its accrued chargeback reserve by $1,000,000 for Epil-Stop claims and eliminated a $2,025,473 deferred tax asset used to offset the gain from the transaction. The $7,935,250 net result was added to additional paid-in-capital.

The $3,030,000 marketable securities given to HoT were obtained by Tactica from its minority stockholders as full satisfaction for $3,500,000 in loans receivable from the minority stockholders together with accrued interest of $1,266,663, which was extinguished prior to its maturity date of March 14, 2005. The $1,736,663 net result was deducted from additional paid-in-capital. Tactica loaned its three minority stockholders a total of $3,500,000 on March 14, 2000 in connection with a $3,500,000 loan by HoT to Tactica. The loan receivable accrued interest at 8.75% per annum.

Effective with the Merger, 6,693,340 shares of IGIA Common Stock were issued for the conversion of all outstanding Diva Series A, B and C convertible preferred stock. In addition, IGIA issued 5,593,593 shares of Common Stock in exchange for remaining outstanding of shares of Diva’s Common Stock.

Prior to the Merger, Diva received 3,725,000 shares of Common Stock from a stockholder in exchange for its wholly-owned subsidiary that was also named Diva Entertainment, Inc. In connection with the exchange Diva cancelled its 3,725,000 shares.

Effective with the Merger, all previously outstanding 1,000 shares of common stock owned by the Company’s shareholders were exchanged for an aggregate of 9,400,000 shares of the Diva’s Common Stock and 261,000 shares of Series E Convertible Preferred Stock. The value of the stock that was issued was the historical cost of the Diva’s net tangible assets which did not differ materially from their fair value.

Effective with the Merger, Diva agreed and cancelled 1,209,000 shares of its Common Stock.

The Company issued a total of 3,000,000 shares of Common Stock to its financial advisors of which 1,250,000 shares related to the Merger. These share were valued at the weighted average price of $2.62 per share which represented the fair value of services received which did not differ materially from the value of the stock issued and 1,750,000 shares were subject to release from escrow upon the Company raising certain additional capital within a specified time period, a contingency that was not satisfied.

The Company and certain Tactica vendors agreed to convert $3,632,159 of accounts payable into IGIA Series E Convertible Preferred Stock. IGIA issued 574 new Series E shares and caused certain additional Series E shares to be given by Company management stockholders to the vendors.

On March 31, 2005, we issued 25,000 shares of Series G preferred stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G Preferred Stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the recent financing obtained by the Company, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in the Company to secure the obligations of the Company. Without such pledge of equity, including a pledge of the Series G Preferred Stock by Mr. Sivan and Mr. Ramchandani, the transaction would not have been consummated. The stated value of the Series G preferred stock at the time of issuance was $0.03 per share.

In connection with the sale of the Callable Secured Convertible Notes described in Note 7, approximately $323,000 was withheld from the $3,000,000 proceeds to pay certain expenses and to pre-pay interest. Further, holders of the Callable Secured Convertible Notes dated March 22, 2005 exercised a series of partial conversions and were issued 7,560,000 shares of common stock at a conversion price averaging approximately $.0132 per share.

In connection with the Innotrac Settlement discussed in Note 1, Tactica exchanged its inventory in full satisfaction of its pre-petition liability to Innotrac of $3,000,000. Accordingly, Tactica’s inventory and liabilities associated with the Innotrac Settlement were reduced.

In connection with assistance provided to the Company in arranging and concluding the funding, on December 22, 2005, the Company issued 1,000,000 shares of its common stock at $.12 per share to a third party upon the effectiveness of the registration statement.

During the year ended February 28, 2006, Mr. Sivan and Mr. Ramchandani paid, on behalf of the Company, expenses for advertising totaling $368,200 in exchange for unsecured promissory notes as discussed in Note 12.

Cash paid for interest during the fiscal year ended February 28, 2006 and 2005 was $29,935 and $0, respectively.

Cash paid for taxes during the fiscal year ended February 28, 2006 and 2005 was $0 and $0, respectively.

The Company recognized non-cash gains from settlements of debts totaling $2,684,559, including the $2,672,946 settlement with Helen of Troy Limited as discussed in Note 1.

(11) Commitments and Contingencies

Beginning in February 2005, the Company leases its office facility under a non-cancelable operating lease expiring in April 2006. Rent expense for years ended February 28, 2006 and 2005 was $184,319 and $ 716,392, respectively.

Future remaining minimum rentals for non-cancelable operating leases with terms in excess of one year as of February 28, 2006 were as follows:

2007	$297,554
2008	302,407
2009	190,595
$790,556

Included in the results of operations for the year ended February 28, 2006 and in accrued expenses at February 28, 2006 are costs incurred or accrued related to litigation and contingencies arising in the normal course of business. Management believes that amounts accrued are adequate as of February 28, 2006 and that any additional costs that may result from resolution of these contingencies would not have a material effect on the Company’s financial position, results of operations, or cash flows.

The Company engaged Brass Logistics LLC, a related party, to perform warehouse and customer order fulfillment services in connection with the Company’s direct response sales business. Certain third party vendors and a credit card processor that did business with Brass Logistics LLC have made claims against Brass Logistics LLC for monies deemed owed for services rendered and credit card processing activity and have threatened to make claims against the Company. Management is prepared to defend the Company against such actions, if taken, and believes that it has sufficiently provided for liabilities pertaining to services rendered by Brass Logistics LLC. As detailed in Note 12, Brass Logistics LLC is a related party.

In February 2006, we began working with a media placement agent for direct response sales campaigns regarding two of our household products sold by Shopflash. The media placement agent places our advertisements on television and on the internet and provides additional campaign support that has allowed us to further develop the campaigns. According to our agreement, the media placement agent receives fees and has a security interest in goods and proceeds related to the campaigns. Our arrangement with the media placement agent is short-term and we are considering other similar arrangements for our active campaigns including ones under development. As of February 28, 2006, we owed $1,358,116 to the media placement agent.

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

A civil complaint was filed on December 2, 2005 in the United States District Court Southern District of New York by Hughes Holdings, LLC, Global Asset Management, LLC, Allied International Fund, Inc., Robert DePalo, Gary Schonwald and Susan Heineman (the “DePalo parties”) as plaintiffs against Peter Zachariou, Fountainhead Investments, Inc., Accessible Development, Corp., Allan Carter, Chadel, Ltd., John D’Avanzo, Jason Fok, Tabacalera, Ltd., Terrence DeFranco, Altitude Group, LLC, Virginia Casadonte, (the “Diva parties”), Shai Bar Lavi and IGIA, Inc. and certain officers and directors (the “IGIA parties”). The DePalo parties’ claim for $279,480.60 plus costs, interest and punitive damages is alleged to have resulted from their holdings of securities issued by Diva Entertainment, Inc. and, subsequent to the Company’s June 2004 reverse merger, those of IGIA, Inc. We believe the complaint against the Company and its officers and directors is without merit and we are mounting a vigorous defense in cooperation with our insurance carrier, including a counterclaim against the plaintiffs. The Diva parties have filed an answer; counterclaim against the DePalo parties; and a cross-claim against certain of the IGIA parties seeking in excess of $2.3 million; disgorgement of any profits realized by the DePalo parties and punitive damages. The Company continues to believe that no damage claim against the IGIA parties is justifiable and therefore has not provided for any liability in its financial statements as of February 28, 2006.

Derivative Financial Instruments

The Company’s derivative financial instruments consist of embedded derivatives related to the 8% Callable Secured Convertible Notes entered into on March 23, 2005 (see Note 7). These embedded derivatives include certain conversion features, variable interest features, call options and default provisions. The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of the Note Agreement and at fair value as of each subsequent balance sheet. In addition, under the provisions of EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” as a result of entering into the Notes, the Company is required to classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. Conversion-related derivatives were valued using the Binomial Option Pricing Model with the following assumptions: dividend yield of 0%; annual volatility of 51% -280%; and risk free interest rate of 4.5% - 4.88% as well as probability analysis related to trading volume restrictions. The derivatives are classified as long-term liabilities (see Note 7).

(12) Related Party Transactions

Mr. Sivan and Mr. Ramchandani, stockholders of the Company, have an ownership interest in Prime Time Media, a company which has a pre-petition accounts payable from the Company in the amount of $455,734. The Company did not purchase any goods or services from Prime Time Media in fiscal year 2006 or 2005.

Mr. Sivan, Mr. Ramchandani and a significant shareholder have an ownership interest in Brass Logistics LLC, a company which has a post-petition accounts payable in the amount of $2,688,862. The Company purchased $4,650,936 and $178,450 in order fulfillment and customer services from Brass Logistics LLC in fiscal year 2006 and 2005, respectively. Fees and costs under the June 14, 2004 agreement fluctuate based upon the amount of orders placed and fulfilled. The contract provides for the provision of services for an indefinite term.

On December 8, 2004, Tactica entered into a Credit Agreement with Tactica Funding 1, LLC (“Tactica Funding”). Mr. Sivan is a member and Mr. Ramchandani is a manager and a member of Tactica Funding. Under the Credit Agreement, Tactica Funding agreed to provide Tactica with a secured loan of up to an aggregate principal amount of $300,000 (the “Loan”) for Tactica’s continued ordinary course of operations and working capital needs, as evidenced by a promissory note. The Loan bears interest at a rate of 9% per annum and is payable monthly. Notwithstanding the foregoing, the Loan bears a default rate of interest of 12% per annum.. As security for the Loan, Tactica granted to Tactica Funding a first priority security interest in substantially all of the assets of Tactica, except as to permitted liens for which the Tactica Funding security interest is junior and subordinate, including the Callable Secured Convertible Notes and certain carve out expenses that Tactica incurs for professional fees and other bankruptcy case matters. As of February 28, 2006, the Company owed $300,000 of note principal, which is included in Notes Payable - related parties, and unpaid interest of $6,723.

From time to time, Mr. Sivan and Mr. Ramchandani have paid certain advertising expenses on behalf of the Company and have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 8% per annum. As of February 28, 2006, the balance due to Mr. Sivan and Mr. Ramchandani collectively was $817,793, including accrued interest, and is included in Notes Payable - related parties.

On March 31, 2005, we issued 25,000 shares of Series G preferred stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G preferred stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the recent financing obtained by the Company, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in the Company to secure the obligations of the Company. Without such pledge of equity, including a pledge of the Series G preferred stock by Mr. Sivan and Mr. Ramchandani, the transaction would not have been consummated. The stated value of the Series G preferred stock at the time of issuance was $0.03 per share. As of February 28, 2006, there were 50,000 shares of Series G preferred stock issued and outstanding.

(13) Subsequent Events

On March 28, 2006, a Notice of Effective Date of the Plan was filed with the Bankruptcy Court. Upon being declared effective, the Plan eliminated $14,853,421 of Tactica’s pre-petition liabilities. The plan calls for Tactica’s pre-petition creditors to receive distributions of the following assets: (i) $2,175,000 cash paid by Tactica’s former shareholders; (ii) $700,000 cash paid by Tactica; (iii) $75,000 cash paid by the Registrant, Tactica, and the Board Members; (iv) up to $275,000 cash paid by Innotrac Corporation; (v) the rights and proceeds in connection with avoidance and other actions including uncollected pre-petition invoices payable by a Tactica customer; and (vi) 5,555,033 newly issued shares of the Registrant’s common stock that was in number equal to 10% of the outstanding shares of common stock as of the Plan’s effective date and is exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended and State registration requirements by virtue of Section 1145 of the Bankruptcy Code and applicable non-bankruptcy law. Certain post-petition creditors, including firms that provided professional services to Tactica, have submitted a total of approximately $583,000 in claims to the Bankruptcy Court for post-petition administrative expenses. Tactica is reviewing the administrative expense claims to determine whether to seek possible settlements and payment schedules or a resolution by the Bankruptcy Court.

In April 2006, the Company signed a lease with a non-affliated building owner and moved into a new office space located at 16 East 40th Street, 12th Floor, New York, New York 10016 at a rate of approximately $25,000 per month, increasing $2,751 per annum. The lease for the New York office space commenced on April 15, 2006 and expires October 14, 2008.

Subsequent to the date of the balance sheet, holders of the Callable Secured Convertible Notes dated March 22, 2005 exercised a series of partial conversions and were issued 22,440,000 shares of common stock at a conversion price averaging approximately $.0057 per share.

To obtain funding for the purpose of payment of general corporate and operating purposes, including the payment of auditor and legal fees, the Company entered into a Securities Purchase Agreement with the Investors on June 7, 2006 for the sale of (i) $760,000 in Callable Secured Convertible Notes and (ii) stock purchase warrants to buy 50,000,000 shares of our common stock. On June 7, 2006, the Investors purchased the $760,000 in Notes and received warrants to purchase an aggregate of 50,000,000 shares of our common stock.

The Notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors’ option, at a conversion price equal to the lower of (i) $0.04 or (ii) 35% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of June 7, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0068 and, therefore, the conversion price for the Callable Secured Convertible Notes was $0.002. Based on this conversion price, the $760,000 Notes, excluding interest, were convertible into 380,000,000 shares of our common stock.

The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Callable Secured Convertible Notes and the market price is at or below $.06 per share. The full principal amount of the Notes is due upon default under the terms of the Notes. In addition, the Company has granted the Investors a security interest in substantially all of the Company’s assets and intellectual property as well as registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the exercise price of the warrants is adjusted in the event the Company issues common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

(14) Loss per Share

As of February 28, 2006, there were 206,000,000 potential shares excluded from the calculation to compute diluted loss per share as their inclusion would have reduced net loss per share.

(15) Restatement of Quarterly Financial Statements (Unaudited)

During 2006, it was determined that the correct application of accounting principles had not been applied in the accounting for convertible debentures and detachable warrants (See note 7), in the previously issued interim consolidated financial statements as of May 31, 2005, August 31, 2005 and November 30, 2005.

Under the original accounting for the debentures and detachable warrants, the Company recognized an embedded beneficial conversion feature present in the convertible note and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. Accordingly, the proceeds attributed to the common stock, convertible debt and warrants have been restated to reflect the relative fair value method.

In accordance with Accounting Principles Board Opinion, Accounting Changes (APB 20), the necessary corrections to apply the accounting principles on the aforementioned transactions are reflected in the summary Statement of Operations, Balance Sheet, and Statement of Cash Flows as described below:

The effect on the Company’s previously issued interim May 31, 2005 financial statements is summarized below:

	May, 31, 2005 financial statement balance prior to restatement	May 31, 2005 financial statement post restatement	Amount increase (decrease) in May 31, 2005 financial statements
Balance Sheet:
Derivative liability	$-0-	$2,000,000	$2,000,000
Warrant liability	-0-	50293	50,293
Convertible debentures	163,982	99543	(64,439)
Total liabilities	20,296,231	22282085	1,985,854
Additional paid in capital	15,944,360	13,944,360	(2,000,000)
Total stockholders' deficit	(15,147,737)	(17,133,591)	1,985,854

Statement of Operations - three months
Loss on change in derivative and warrant
liability	-0-	(50,293)	50,293
Interest expense	(230,385)	(165,946)	(64,439)
Loss before income taxes	(2,894,032)	(2,879,886)	(14,146)
Net loss	(2,894,032)	(2,879,886)	(14,146)
Basic and diluted loss per share:	(0.16)	(0.16)	-0-

Statement of Cash Flows - three months:
Net cash used in operating activities	(694,674)	(694,674)	-0-
Net cash provided by investing activities	-0-	-0-	-0-
Net cash provided by financing activities	$1,790,009	$1,790,009	-0-

(15) Restatement of Quarterly Financial Statements (Unaudited) (continued)

The effect on the Company’s previously issued interim August 31, 2005 financial statements is summarized below:

	August, 31, 2005 financial statement balance prior to restatement	August 31, 2005 financial statement post restatement	Amount increase (decrease) in August 31, 2005 financial statements
Balance Sheet:
Derivative liability	$-0-	$666,667	$666,667
Warrant liability	-0-	147,930	147,930
Convertible debentures	328,864	267,580	(61,284)
Total liabilities	20,043,441	20,796,754	753,313
Additional paid in capital	15,944,360	13,944,360	(2,000,000)
Total stockholders' deficit	(15,299,740)	(16,053,053)	753,313

Statement of Operations - three months
Gain on change in derivative and warrant
liability	-0-	1,235,696	1,235,696
Interest expense	(250,139)	(253,294)	3,155
Income (loss) before income taxes	(152,003)	1,080,538	1,232,541
Net Income (loss)	(152,003)	1,080,538	1,232,541
Basic income (loss) per share:	(0.01)	0.06	0.07
Fully diluted income (loss) per share	(0.01)	0.01	0.02

Statement of Operations-six months:
Gain on change in derivative and warrant
liability	-0-	1,185,404	1,185,404
Interest expense	(480,524)	(419,240)	(61,284)
Loss before income taxes	(3,046,035)	(1,799,347)	1,246,688
Net loss	(3,046,035)	(1,799,347)	1,246,688
Basic and fully diluted loss per share	(0.17)	(0.10)	0.07

Statement of Cash Flows - six months:
Net cash used in operating activities	(1,724,373)	(1,724,373)	-0-
Net cash used in investing activities	(6,723)	(6,723)	-0-
Net cash provided by financing activities	$1,790,009	$1,790,009	-0-

(15) - Restatement of Quarterly Financial Statements (Unaudited) (continued))

The effect on the Company’s previously issued interim November 30, 2005 financial statements is summarized below:

	November 30, 2005 financial statement balance prior to restatement	November 30, 2005 financial statement post restatement	Amount increase (decrease) in November 30, 2005 financial statements
Balance Sheet:
Derivative liability	$-0-	$4,000,000	$4,000,000
Warrant liability	-0-	425,601	425,601
Convertible debentures	491,954	433,790	(58,164)
Total liabilities	23,115,831	27,483,268	4,367,437
Additional paid in capital	15,944,360	13,944,360	(2,000,000)
Total stockholders' deficit	(17,438,947)	(21,806,384)	4,367,437

Statement of Operations - three months
Loss on change in derivative and warrant
liability	-0-	(3,611,005)	3,611,005
Interest expense	(197,356)	(200,476)	3,120
Loss before income taxes	(2,139,207)	(5,753,332)	3,614,125
Net Loss	(2,139,207)	(5,753,332)	3,614,125
Basic and fully diluted loss per share:	(0.12)	(0.32)	(0.20)

Statement of Operations - nine months:
Loss on change in derivative and warrant
liability	-0-	(2,425,601)	2,425,601
Interest expense	(677,880)	(619,716)	(58,164)
Loss before income taxes	(5,185,242)	(7,552,679)	2,367,437
Net loss	(5,185,242)	(7,552,679)	2,367,437
Basic and fully diluted loss per share	(0.29)	(0.42)	(0.13)

Statement of Cash Flows - nine months:
Net cash used in operating activities	(1,735,453)	(1,735,453)	-0-
Net cash used in investing activities	(29,294)	(29,294)	-0-
Net cash provided by financing activities	$1,790,009	$1,790,009	-0-

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

May 31,
ASSETS	2006
CURRENT ASSETS:
Cash	$137,774
Accounts receivable, net of allowance for doubtful accounts of $1,231,026	233,270
Inventories	511,805
Prepaid advertising	155,424
Other prepayments	277,576
Other current assets	43,614

Total current assets	1,359,463

Security deposits	79,705
Property and equipment, net of accumulated depreciation of $439,510	114,994
Total Assets	$1,554,162

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,933,231
Accounts payable - related party	2,627,862
Accrued expenses	855,098
Customer deposits	1,957,434
Loan payable	264,452
Notes payable - related parties	1,969,099
Total current liabilities	12,607,176

LONG TERM LIABILITIES:
Callable secured convertible notes	825,776
Warrant liability related to callable secured convertible notes	59,966
Derivative liability related to callable secured convertible notes	2,668,751
Total long term liabilities	3,554,493

TOTAL LIABILITIES	16,161,669

Commitments and contingencies

DEFICIENCY IN STOCKHOLDERS’ EQUITY:
Preferred stock, Series E, par value $0.001 per share; 261,574 shares issued and outstanding	262
Preferred stock, Series G, par value $0.001 per share; 50,000 shares issued and outstanding	50
Common stock, par value $ 0.001 per share; 49,764,044 shares issued and outstanding	49,764
Common stock subscription	2,544
Additional paid -in- capital	14,337,816
Accumulated deficit	(28,997,943)
Total Deficiency in Stockholders’ Equity	(14,607,507)

Total Liabilities and Deficiency in Stockholders’ Equity	$1,554,162

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended May 31,
	2006		2005
			As Restated - Note-K
REVENUES:
Net sales	$3,458,885		$1,825,208
Cost of sales	769,508		696,497
Gross profit	2,689,377		1,128,711

OPERATING EXPENSES:
Media advertising	3,703,021		1,236,377
Other selling, general and administrative	2,297,171		1,484,760
Other selling, general and administrative - related party	-		332,850
Total operating expenses	6,000,192		3,053,987
LOSS FROM OPERATIONS	(3,310,815)		(1,925,276)

OTHER INCOME (EXPENSES):
Interest expense, net	(395,844)		(165,946)
Unrealized gain (loss) on adjustment of derivative and warrant
liability to fair value of underlying securities	6,091,309		(50,293)
Rental income	3,500		-
	5,698,965		(216,239)
INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	2,388,150		(2,141,515)

REORGANIZATION ITEMS:
Gain on extinquishment of bankruptcy debts	13,989,024		-
Provision for executory contracts	-		(218,643)
Professional fees	-		(519,728)
	13,989,024		(738,371)

INCOME (LOSS) BEFORE INCOME TAXES	16,377,174		(2,879,886)

Income taxes benefit	-		-
NET INCOME (LOSS)	$16,377,174		$(2,879,886)

Net income (loss) per common share - basic	$0.44		$(0.16)

Net income (loss) per common share - fully diluted	$0.22		$(0.16)

Weighted average common shares outstanding - basic	37,431,619		18,002,933

Weighted average common shares outstanding - fully diluted	73,100,465		18,002,933

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$9,784	$
Cash paid for taxes	$-		$-

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

										Total
							Common	Additional		Deficiency in
	Series E		Series G				Stock	Paid-In	Accumulated	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Subscription	Capital	Deficit	Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at March 1, 2005	261,574	$262	-	$-	18,002,933	$18,003	-	$13,942,910	$(28,216,380)	$(14,255,205)

Conversion of Callable Secured Convertible Notes					7,560,000	7,560		92,263		99,823

Issuance of shares in exchange for services rendered					1,000,000	1,000		119,000		120,000

Issuance of preferred shares			50,000	50				1,450		1,500

Net loss									(17,158,737)	(17,158,737)

Balance at March 1, 2006	261,574	$262	50,000	$50	26,562,933	$26,563	$-	$14,155,623	$(45,375,117)	$(31,192,619)

Conversion of Callable Secured Convertible Notes					20,190,000	20,190		98,867		119,057

Issuance of Common stock in connection with bankruptcy settlement					3,011,111	3,011	2,544	83,326		88,881

Net income									16,377,174	16,377,174

Balance at May 31, 2006	261,574	$262	50,000	$50	49,764,044	$49,764	$2,544	$14,337,816	$(28,997,943)	$(14,607,507)

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.
(Formerly Tactica International, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended May 31,
	2006	2005
		As Restated -
		Note-K
Net cash used in operating activities	$(916,403)	$(694,674)
Net cash used in investing activities	(19,494)	-
Net cash provided by financing activities	1,065,784	1,790,009
Net increase in cash	129,887	1,095,335
Cash and cash equivalents at beginning of period	7,887	2,160
Cash and cash equivalents at end of period	$137,774	$1,097,495

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.
(formerly Tactica International, Inc.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2006
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

IGIA, Inc., (the "Company", "Registrant" or "IGIA"), is incorporated under the laws of the State of Delaware. The Company designs, develops, imports, and distributes personal care and household products through direct marketing and major retailers. We purchase our products from unaffiliated manufacturers most of which are located in the People's Republic of China and the United States.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three-month period ended May 31, 2006 are not necessarily indicative of the results that may be expected for the year ending February 28, 2007. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated February 28, 2006 audited financial statements and footnotes thereto.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiaries, Tactica International, Inc. ("Tactica"), Kleenfast, Inc. and Shopflash, Inc. The Registrant formed its Kleenfast, Inc. subsidiary on January 17, 2006 and started its operations during the three-month period ended May 31, 2006. All significant inter-company transactions and balances have been eliminated in consolidation.

Chapter 11 Reorganization

On October 21, 2004, Tactica, our principal subsidiary, filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). IGIA did not seek bankruptcy protection.

On October 25, 2004, the Court approved, on an interim basis, a Stipulation and Consent Order (the “Stipulation”) with Innotrac Corporation (“Innotrac”), Tactica’s provider of inventory warehousing and customer order fulfillment services (a copy of the Stipulation and the Order approving the Stipulation on an interim basis, are filed as an exhibit to the Form 8-K for October 21, 2004, filed by IGIA). Following the interim approval of the Stipulation by the Court on October 25, 2004, Innotrac processed, packed and released Tactica's inventory for fulfillment of customer orders.

On June 23, 2005, the Bankruptcy Court issued the Innotrac Settlement, under which Innotrac has took the inventory in exchange for full satisfaction of Tactica’s liability to Innotrac that was fixed at $3,000,000. Accordingly, the accompanying condensed consolidated balance sheet as of February 28, 2006 excludes the inventory and liabilities associated with the Innotrac Settlement.

On January 10, 2006, the Bankruptcy Court approved an agreement dated October 25, 2005 between Tactica, the Official Committee of Unsecured Creditors appointed in Tactica’s bankruptcy, IGIA, Inc., Tactica Funding 1 LLC, certain Tactica officers and directors, and two former Tactica shareholders, including Helen of Troy Limited. The agreement provided that, among other things, each party was released of all claims and liabilities that occurred prior to the date of the agreement. Immediately prior to the January 10, 2006 effective date of the agreement, the Company owed Helen of Troy Limited $2,672,946, consisting of $2,612,082 of pre-petition and $60,864 of post-petition liabilities, which the Company wrote off and recognized a $2,672,946 gain in the fiscal year ended February 28, 2006 that was included in Other Income. The parties also reaffirmed the terms of the April 29, 2006 agreement between Tactica and Helen of Troy and cancelled a license agreement that gave Tactica the right to sell Epil-Stop products in certain international markets. As provided for in the agreement, certain parties made specified payments to a trust controlled by Tactica’s unsecured creditors.

On January 13, 2006, the Bankruptcy Court issued a confirmation order approving the Revised First Amended Plan of Reorganization Proposed by Tactica and IGIA (the “Plan”) that provided for Tactica’s exit from bankruptcy. On March 28, 2006, a Notice of Effective Date of the Plan was filed with the Bankruptcy Court. Upon being declared effective, the Plan eliminated $14,853,421 of Tactica’s pre-petition liabilities. The plan called for Tactica's pre-petition creditors to receive distributions of the following assets: (i) $2,175,000 cash paid by Tactica’s former shareholders; (ii) $700,000 cash paid by Tactica; (iii) $75,000 cash paid by IGIA, Tactica, and the Board Members; (iv) up to $275,000 cash paid by Innotrac; (v) the rights and proceeds in connection with avoidance and other actions including uncollected pre-petition invoices payable by a Tactica customer; and (vi) 5,555,033 newly issued shares of IGIA common stock that was in number equal to 10% of the outstanding shares of common stock as of the Plan’s effective date and is exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended and State registration requirements by virtue of Section 1145 of the Bankruptcy Code and applicable non-bankruptcy law. Certain Tactica post-petition creditors have submitted claims to the Bankruptcy Court for post-petition administrative expenses. Tactica is reviewing the administrative expense claims to determine whether to seek possible settlements and payment schedules or a resolution by the Bankruptcy Court.

As a result of the Company exiting bankruptcy, the Company recorded a gain on extinguishment of debt of $13,989,024 for the three months ended May 31, 2006.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The operating losses, negative working capital and net worth raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to obtain additional financing depends on the availability of its borrowing capacity, the success of its growth strategy and its future performance, each of which is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond the Company’s control.

The Company needs additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but the Company cannot guarantee that such investments will be able to be obtained. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of the Company's common stock could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that the Company could incur unexpected costs and expenses, fail to collect significant amounts owed to the Company, or experience unexpected cash requirements that would force the Company to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail our operations.

Stock Based Compensation

On March 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123 (R) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values. SFAS 123 (R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees" ("APB 25") for the periods beginning fiscal 2006.

The Company adopted SFAS 123 (R) using the modified prospective transition method, which required the application of the accounting standard as of March 1, 2006. The Consolidated Financial statements as of and for three months May 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company's Consolidated Financial Statements for the prior periods have not been restated to reflect, and do not include the impact of SFAS 123 (R). The Company did not recognize any stock based compensation expense recognized under SFAS 123 (R) for the three months ended May 31, 2006. Pro forma stock based compensation was $0 for the three months ended May 31, 2005.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.

Aggregate intrinsic value of options outstanding and options exercisable at May 31, 2006 was $0 and $0, respectively. Aggregate intrinsic value represents the difference between the Company's closing stock price on the last trading day of the fiscal period, which was $0.0097 as of May 31, 2006, and the exercise price multiplied by the number of options outstanding.

The modified transition method of SFAS 123 (R) requires the presentation of pro forma information for periods presented prior to the adoption of SFAS 123 (R) regarding net loss an net loss per share as if we had accounted for our stock plans under the fair value method of SFAS 123 (R). For pro forma purposes, the fair value of stock options was estimated using the Black-Scholes option valuation model and amortizing on a straight-line basis. The pro forma amounts are as follows:

Three Months Ended
May 31, 2005

Net loss - as reported	$(2,879,886)
Add: Stock-based employee compensation expense
included in reported loss	0

Deduct: Total stock-based employee compensation expense
determined under fair-value based method for all rewards	0

Net loss - pro forma	$(2,879,886)

Basic & diluted loss per share - as reported	$(0.16)
Basic & diluted loss per share - pro forma	$(0.16)

Reclassification

Certain reclassifications have been made to conform prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

NOTE B - ACCOUNTS RECEIVABLE

As of May 31, 2006 the Company has a $1,220,082 credit card holdback by the merchant banks that process payments due for product sales. Such holdback accounts are based on the dollar amount of sales and are designed to allow the Company to receive the holdback cash, including interest for the Company, after customer refunds and chargebacks are cleared. As of May 31, 2006, the Company recorded an allowance for doubtful accounts of $1,231,026.

NOTE C - INVENTORY

Inventories consist primarily of finished products held in public warehouses that are stated at the lower of cost or market, determined on a FIFO (first-in, first-out) basis. A product’s cost is comprised of the amount that we pay our manufacturer for product, tariffs and duties associated with transporting product across national borders and freight costs associated with transporting the product from our manufacturers to our warehouse locations.

NOTE D - LOAN PAYABLE

On April 4, 2006, the Company entered into a loan agreement to borrow up to $250,000 for purchases of products. Advances under the loan agreement are charged with a 4% service fee and begin to bear interest at a rate of 25% per annum after unpaid advances are outstanding 30 days from the date of the advance. As of May 31, 2006, the balance due on this loan is $264,452, including interest and a service fee.

NOTE E- CALLABLE SECURED CONVERTIBLE NOTES

A summary of Callable Secured Convertible Notes at May 31, 2006 is as follows:

Callable Secured Convertible Notes; 8% per annum; due three years from the dates of issuance; Noteholder has the option to convert unpaid note principal of the Company’s common stock at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intra-day trading prices for the common stock on a principal market for the 20 trading days before, but not including, the conversion date. The Company granted the noteholder a security interest in substantially all of the Company’s assets and intellectual property and registration rights.	$825,776
Less: current portion	-
Callable Secured Convertible Notes Payable - long term portion	$825,776

The Callable Secured Convertible Notes bear interest at 8% and are convertible into the Company's common stock, at the Investors' option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intra-day trading prices for the common stock on a principal market for the 20 trading days before, but not including, the conversion date. Interest is due and payable quarterly, except in any month in which the Company's trading price, as defined, is greater than $.03125. The full principal amount of the Callable Secured Convertible Notes is due upon default. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that the Company issues common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Selling Stockholders' position. The Selling Stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by the Investors and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, the Company has granted the Investors registration rights and a security interest in substantially all of the Company's assets and a security interest in its intellectual property.

The transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and the embedded convertible feature of the note payable (included in the liabilities as a "derivative liability").

The accompanying financial statements comply with current requirements relating to warrants and embedded warrants as described in FAS 133, EITF 98-5 and 00-27, and APB 14 as follows:

o	The Company allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the dates the proceeds were received.

o	The Company allocated the proceeds received between convertible debt and the detachable warrants based upon the relative fair market values on the dates the proceeds were received.

o
Subsequent to the initial recording, the increase in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula and the increase in the intrinsic value of the embedded derivative in the conversion feature of the convertible debentures are accrued as adjustments to the liabilities at May 31, 2006

o
The expense relating to the increase in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as an other income item in the form of an unrealized interest expense arising from convertible financing on the Company's balance sheet.

o	Accreted principal of $315,646 as of May 31, 2006.

The following table summarizes the various components of the convertible debentures as of May 31, 2006:

Callable Secured Convertible Notes	$825,776
Warrant liability	59,966
Derivative liability	2,668,751

Cummulative adjustment of derivative and warrant liability
to fair value	(1,955,344)

Cummulative unrealized loss related to conversion of
the Callable Secured Convertible Notes to
common shares charged to interest expense	271,283

Cummulative accretion of principal related to the Callable
Secured Convertible Notes	(1,044,656)

Total Callable Secured Convertible Notes	$825,776

As a result of the decrease in the Company stock price, the Company recorded an unrealize gain on the adjustment of derivative and warrant liability to fair value of the underlying securities of $6,091,309 for the three months ended May 31, 2006.

NOTE F- CAPITAL STOCK

We are authorized to issue 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 261,574 have been designated Series E convertible preferred stock and 50,000 have been designated Series G preferred stock. As of May 31, 2006, we had issued and outstanding 49,764,044 shares of common stock, 261,574 shares of Series E convertible preferred stock and 50,000 shares of Series G preferred stock.

Series G Preferred Stock

On March 31, 2005, we issued 25,000 shares of Series G Preferred Stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G Preferred Stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the recent financing obtained by the Company, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in the Company to secure the obligations of the Company. Without such pledge of equity, including a pledge of the Series G Preferred Stock by Mr. Sivan and Mr. Ramchandani, the transaction would not have been consummated. The stated value of the Series G Preferred Stock at the time of issuance was $0.03 per share.

As of May 31, 2005, there were 50,000 shares of Series G Preferred Stock issued and outstanding. Current holders of Series G Preferred Stock (i) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to 10,000 votes per share on all matters on which stockholders may vote at all stockholder meetings. The Preferred Stock does not have cumulative voting rights.

Warrants

As of May 31, 2006, there were outstanding warrants to purchase 6,000,000 shares of common stock at $.03 per share that are exercisable within a five-year period ending March 23, 2010 through April 19, 2010.

Non-Employee Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of May 31, 2006:

	Warrants Outstanding			Warrants Exercisable
		Weighted Average	Weighted
Exercise	Number	Remaining Contractual	Average Exercise	Number	Weighted Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Price
$ 0.03	6,000,000	4.09	$0.03	6,000,000	$0.03
	6,000,000	4.09	$0.03	6,000,000	$0.03

Transactions involving warrants issued to non-employees are summarized as follows:

		Weighted
		Average
	Number of	Price Per
	Shares	Share
Outstanding at March 1, 2006	6,100,000	$.05
Granted	-	-
Canceled or expired	(100,000)	1.00
Exercised	—	—
Outstanding at May 31, 2006	6,000,000	$.03

Warrants issued to non-employees did not result in any charge to operations. The significant assumptions used to determine the fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.00%

Expected stock price volatility	71%
Expected dividend payout	—
Expected warrant life-years (a)	5.00

(a) The expected option life is based on contractual expiration dates.

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

Options Outstanding				Options Excercisable
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (Years)	Prices	Exercisable	Prices
$ 0.02	1,075,000	4.75	$0.02	1,075,000	$0.02

	1,075,000	4.75	$0.02	1,075,000	$0.02

A summary of the Company's stock option activity and related information is as follows:

			Weighted
			Average
		Number of	Price Per
		Shares	Share
Outstanding at February 28, 2006		1,275,000	0.02
Granted		-	-
Canceled or expired			-
Forfeited		(200,000)	0.02
Outstanding at May 31, 2006		1075,000	0.02

Significant assumptions (weighted-average):
Risk-free interest rate at grant date
	4.55%
Expected stock price volatility	280%
Expected dividend payout	—
Expected option life-years (a)	5.00

(a) The expected option life is based on contractual expiration dates.

NOTE G- CASH FLOWS

The following are non-cash transactions for the three months ended May 31, 2006:

The Company recognized non-cash gains from the settlement of bankruptcy debts totaling $13,989,024. In connection with the settlement, the Company issued 3,011,111 shares of its common stock and is obligated to issued an additional 2,543,922 shares as required by the Plan.

Holders of the Callable Secured Convertible Notes dated March 22, 2005 exercised a series of partial conversions and were issued 20,190,000 shares of common stock at a conversion price averaging approximately $.0059 per share.

The following are non-cash transactions for the three months ended May 31, 2005:

On March 31, 2005, we issued 25,000 shares of Series G preferred stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G Preferred Stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the recent financing obtained by the Company, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in the Company to secure the obligations of the Company. Without such pledge of equity, including a pledge of the Series G Preferred Stock by Mr. Sivan and Mr. Ramchandani, the transaction would not have been consummated. The stated value of the Series G preferred stock at the time of issuance was $0.03 per share.

In connection with the sale of the Callable Secured Convertible Notes described in Note E, approximately $204,000 was withheld from the $2,000,000 of proceeds to pay certain expenses and to pre-pay interest.

NOTE H- RELATED PARTY TRANSACTIONS

The Company has $2,627,862 in accounts payable to Brass Logistics LLC, a provider of inventory warehousing and customer order fulfillment services. Mr. Sivan, Mr. Ramchandani and a significant shareholder have an ownership interest in Brass Logistics LLC. The Company purchased $0 and $332,850 in services from Brass Logistics LLC in the three month periods ended May 31, 2006 and 2005, respectively. Fees and costs under the June 14, 2004 agreement fluctuate based upon the amount of orders placed and fulfilled. The contract provides for the provision of services for an indefinite term.

From time to time, Mr. Sivan and Mr. Ramchandani have paid certain advertising expenses on behalf of the Company and have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 8% per annum. As of May 31, 2006, the balance due to Mr. Sivan and Mr. Ramchandani collectively was $1,365,270, including accrued interest, and is included in Notes Payable - related parties.

On March 13, 2006, APA International LLC advanced $250,000 to the Company for working capital purposes in the form of an unsecured promissory note, accruing interest at 8% per annum. As of May 31, 2006, the balance due to APA International LLC was $289,997, including accrued interest, and is included in Notes Payable - related parties. Mr. Sivan, Mr. Ramchandani and a significant shareholder own APA International LLC.

On December 8, 2004, Tactica entered into a Credit Agreement with Tactica Funding 1, LLC ("Tactica Funding"). Mr. Sivan is a member and Mr. Ramchandani is a manager and a member of Tactica Funding. Under the Credit Agreement, Tactica Funding agreed to provide Tactica with a secured loan of up to an aggregate principal amount of $300,000 (the "Loan"), to provide funds for Tactica's continued ordinary course of operations and working capital needs, as evidenced by a promissory note. The Loan bears interest at a rate of 9% per annum and is payable monthly. Notwithstanding the foregoing, the Loan bears a default rate of interest of 12% per annum. As security for the Loan, Tactica granted to Tactica Funding a first priority security interest in substantially all of the assets of Tactica, except as to permitted liens for which the Tactica Funding security interest is junior and subordinate, including the Callable Secured Convertible Notes and certain carve out expenses that Tactica incurs for professional fees and other bankruptcy case matters. As of May 31, 2006, the Company owed $300,000 of note principal and unpaid interest of $13,832, which is included in Notes Payable - related parties.

On March 31, 2005, the Company issued 25,000 shares of Series G preferred stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G preferred stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the recent financing obtained by the Company, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in the Company to secure the obligations of the Company. Without such pledge of equity, including a pledge of the Series G preferred stock by Mr. Sivan and Mr. Ramchandani, the transaction would not have been consummated. The stated value of the Series G preferred stock at the time of issuance was $0.03 per share. As of May 31, 2006, there were 50,000 shares of Series G preferred stock issued and outstanding.

NOTE I- COMMITMENTS AND CONTINGENCIES

A civil complaint was filed on December 2, 2005 in the United States District Court Southern District of New York by Hughes Holdings, LLC, Global Asset Management, LLC, Allied International Fund, Inc., Robert DePalo, Gary Schonwald and Susan Heineman (the “DePalo parties”) as plaintiffs against Peter Zachariou, Fountainhead Investments, Inc., Accessible Development, Corp., Allan Carter, Chadel, Ltd., John D'Avanzo, Jason Fok, Tabacalera, Ltd., Terrence DeFranco, Altitude Group, LLC, Virginia Casadonte, (the “Diva parties”), Shai Bar Lavi and IGIA, Inc. and its officers and directors (the “IGIA parties”). The DePalo parties claim for $279,480.60 plus costs, interest and punitive damages is alleged to have resulted from their holdings of securities issued by Diva Entertainment, Inc. and, subsequent to the Company's June 2004 reverse merger, those of IGIA, Inc. We believe the complaint against the Company and its officers and directors is without merit and we are mounting a vigorous defense in cooperation with our insurance carrier, including a counterclaim against the plaintiffs. The Diva parties have filed an answer; counterclaim against the DePalo parties; and a cross-claim against certain of the IGIA parties seeking in excess of $2.3 million; disgorgement of any profits realized by the DePalo parties and punative damages. The Company continues to believe that no damage claim against the IGIA parties is justifiable and therefore has not provided for any liability in its financial statements as of May 31, 2006.

On July 7, 2006, IGIA was served with a Summons and Complaint filed in Los Angeles County Superior Court, Los Angeles, California by a major carrier. The Complaint seeks payment by IGIA of $783,344.86 plus $195,836.22 of collection costs and an unspecified amount of interest thereon as compensation for the breach of a contract between the major carrier and Brass Logistics, LLP. The Complaint alleges that Brass Logistics, LLP shipped packages using the services of the major carrier and failed to pay for the services. The Complaint further alleges that shipments contained products sold by IGIA and therefore benefited IGIA. IGIA believes that it has adequately reflected in its consolidated financial statements as of May 31, 2006, the liability for fulfillment services rendered by Brass Logistics, LLP that are the subject of the Complaint. IGIA is reviewing the matter and currently plans to answer the Complaint and defend the action.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE J- SUBSEQUENT EVENTS

Subsequent to the date of the balance sheet, holders of the Callable Secured Convertible Notes dated March 22, 2005 exercised a series of partial conversions and were issued 20,250,000 shares of common stock at a conversion price averaging approximately $.0030 per share.

To obtain funding for the purpose of payment of general corporate and operating purposes, including the payment of professional fees the Company entered into a Securities Purchase Agreement with the Investors on June 7, 2006 for the sale of (i) $760,000 in Callable Secured Convertible Notes and (ii) stock purchase warrants to buy 50,000,000 shares of IGIA common stock. On June 7, 2006, the Investors purchased the $760,000 in Notes and received Warrants to purchase an aggregate of 50,000,000 shares of our common stock.

The Notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.04 or (ii) 35% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of June 7, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0068 and, therefore, the conversion price for the Callable Secured Convertible Notes was $0.002. Based on this conversion price, the $760,000 Notes, excluding interest, were convertible into 380,000,000 shares of IGIA common stock.

The Company may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Callable Secured Convertible Notes and the market price is at or below $0.06 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company granted the Investors a security interest in substantially all of the Company’s assets and intellectual property as well as registration rights.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $0.009 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

On June 27, 2006, IGIA issued 25,855,514 shares of common stock for the conversion of 258,555.14 shares of IGIA Series E convertible preferred stock in accordance with the 100 to 1 conversion ratio. Mr. Sivan and Mr. Ramchandani each held 71,012.50 shares of Series E preferred stock and each received 7,101,250 common shares for the conversion.

NOTE K - RESTATEMENT OF QUARTERLY FINANCIAL STATEMENTS

During 2006, it was determined that the correct application of accounting principles had not been applied, in the accounting for convertible debentures and detachable warrants (See NOTE E), in the previously issued interim consolidated financial statements as of May 31, 2005.

Under the original accounting for the debentures and detachable warrants, the Company recognized an embedded beneficial conversion feature present in the convertible note and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. Accordingly, the proceeds attributed to the common stock, convertible debt and warrants have been restated to reflect the relative fair value method.

In accordance with Accounting Principles Board Opinion, Accounting Changes (APB 20), the necessary corrections to apply the accounting principles on the aforementioned transactions are reflected in the summary Statement of Operations, Balance Sheet, and Statement of Cash Flows as described below:

The effect on the Company’s previously issued interim May 31, 2005 financial statements is summarized below:

	May, 31, 2005 financial statement balance prior to restatement	May 31, 2005 financial statement post restatement	Amount increase (decrease) in May 31, 2005 financial statements
Balance Sheet:
Derivative liability	$-0-	$2,000,000	$2,000,000
Warrant liability	-0-	50,293	50,293
Convertible debentures	163,982	99,543	(64,439)
Total liabilities	20,296,231	22,282,085	1,985,854
Additional paid in capital	15,944,360	13,944,360	(2,000,000)
Total stockholders’ deficit	(15,147,737)	(17,133,591)	1,985,854

Statement of Operations - three months
Loss on change in derivative and warrant liability	-0-	(50,293)	50,293
Interest expense	(230,385)	(165,946)	(64,439)
Loss before income taxes	(2,894,032)	(2,879,886)	(14,146)
Net loss	(2,894,032)	(2,879,886)	(14,146)
Basic and diluted loss per share:	(0.16)	(0.16)	-0-

Statement of Cash Flows - three months:
Net cash used in operating activities	(694,674)	(694,674)	-0-
Net cash provided by investing activities	-0-	-0-	-0-
Net cash provided by financing activities	$1,790,009	$1,790,009	-0-

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$39.17
Accounting fees and expenses	43,125.00	*
Legal fees and expenses	35,000.00	*
Miscellaneous	5,000.00
TOTAL	$83,164.17	*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

ACQUISITION OF TACTICA

On June 11, 2004, we acquired all of the issued and outstanding shares of Tactica International, Inc., a Nevada corporation (“Tactica”) in exchange for shares of our common stock and convertible preferred stock pursuant to a Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004 (the “Securities Purchase Agreement”), by and among us, Tactica and the shareholders of Tactica. In accordance with the Securities Purchase Agreement, (i) Tactica exchanged all of its issued and outstanding shares of common stock for shares of our common stock and convertible preferred stock, (ii) effective at the closing, the former shareholders of Tactica control us and (iii) effective at the closing, Tactica became our wholly owned subsidiary (all of the foregoing is hereinafter referred to as the “Transaction”). Subject to certain post-closing covenants, the Transaction closed as of June 11, 2004. Prior to the Transaction, Tactica was a privately-held company. As a part of the Transaction, we changed our name to IGIA, Inc. from Diva Entertainment, Inc and increased the number of our authorized shares of common stock from 20,000,000 to 100,000,000 shares. At the Closing of the Transaction, we issued the following shares of our common stock to the shareholders of Tactica and certain parties designated by the former shareholders of Tactica:

1)
12,400,000 newly-issued shares of our common stock of which 1,750,000 shares were issued to and subsequently returned by our Managing Financial Advisor as a result of their failing to satisfy the contractual requirement that we close on at least $7,500,000 in proceeds from a private placement of our securities within a specified 45-day period, and

2)
261,000 newly-issued shares of our newly-designated Series E Redeemable Convertible Preferred Stock, which will automatically convert into 26,100,000 newly-issued shares of our common stock twenty days after an Information Statement is mailed to our stockholders.

Pursuant to the Transaction, a change of control occurred with the former stockholders of Tactica acquiring approximately 76% of our outstanding voting power.

MARCH 2005 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on March 23, 2005 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) warrants to buy 6,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. On March 24, 2005, the investors purchased $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On April 20, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock. On December 22, 2005, the investors purchased an additional $1,000,000 in callable secured convertible notes and received warrants to purchase 2,000,000 shares of our common stock.

The callable secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated March 23, 2005.

SERIES G PREFERRED STOCK

We filed a Certificate of Designation, Powers, Preferences and Rights of Series G Preferred Stock on March 23, 2005, which was amended and restated on April 1, 2005, pursuant to which we authorized for issuance 50,000 shares of Series G Preferred Stock, par value $.001 per share, which shares are not convertible and have no liquidation preference, but have a stated value of $0.03 and the right to 10,000 votes for each share of Series G Preferred Stock.

We issued 25,000 shares of Series G Preferred Stock to each of Avi Sivan, the Chief Executive Officer of the Company, and Prem Ramchandani, the President of the Company. The Series G Preferred Stock was issued to Mr. Sivan and Mr. Ramchandani in consideration of the fact that in connection with the financing we obtained from New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) in the form of a sale of (i) $3,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 6,000,000 shares of our common stock, Mr. Sivan and Mr. Ramchandani agreed to pledge all of their equity ownership in us to the Investors to secure our obligations. Without such pledge of equity, including a pledge of the Series G Preferred Stock, by Mr. Sivan and Mr. Ramchandani the Investors would not have entered into the financing transaction.

PAYMENT OF FEES

In accordance with a retainer agreement dated March 11, 2005, the Company issue 1,000,000 shares of common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services provided to the Company. Such shares shall be issued upon the increase of the Company’s authorized capital.

JUNE 2006 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for the purpose of payment of general corporate and operating purposes, , including the payment of auditor and legal fees, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on June 7, 2006 for the sale of (i) $760,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 50,000,000 shares of our common stock. On June 7, 2006, the investors purchased the $760,000 in Notes and received Warrants to purchase an aggregate of 50,000,000 shares of our common stock

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 7, 2006.

JULY 2006 CONVERTIBLE DEBENTURE FINANCING

To obtain funding for the purpose of payment of general corporate and operating expenses we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on July 27, 2006 for the sale of (i) $500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 75,000,000 shares of our common stock. On July 27, 2006, we received net proceeds of $89,933.79, after deducting expenses of $15,066.21, and $395,000 was placed in escrow to be distributed to the Company in equal payment over the subsequent four months.

The callable secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.04 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.009 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated July 27, 2006.

DEBT CONVERSION

On October 4, 2006 the Company converted $52,000 of interest due (based on a closing market price of $0.0052) on unsecured promissory notes issued to Avi Sivan, our Chief Executive Officer, and Prem Ramchandani, our President, into an aggregate of 10,000,000 shares of our common stock.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List means IGIA, Inc., a Delaware corporation.

Exhibit Number	Description

2.1 (1)	Securities Purchase Agreement and Plan of Reorganization, dated June 11, 2004, by and among IGIA, Inc., Tactica International, Inc. and its shareholders.

3.1 (2)	Articles of Incorporation.

3.2 (1)	Certificate of Amendment, dated May 27, 2004.

3.3 (10)	Certificate of Amendment, dated November 3, 2005.

3.4 (2)	By-Laws.

4.1	Certificate of Designations for Series E Convertible Preferred Stock, filed on June 8, 2004 (filed herewith).

4.2 (3)	Amended and Restated Certificate of Designations for Series G Preferred Stock, filed on April 1, 2005.

4.3	Specimen Certificate of Common Stock.

4.4 (4)	Securities Purchase Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.5 (4)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated March 23, 2005.

4.6 (4)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated March 23, 2005.

4.7 (4)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated March 23, 2005.

4.8 (4)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated March 23, 2005.

4.9 (4)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated March 23, 2005.

4.10 (4)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated March 23, 2005.

4.11 (4)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated March 23, 2005.

4.12 (4)	Stock Purchase Warrant in the name of AJW Partners, LLC dated March 23, 2005.

4.13 (4)	Registration Rights Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.14 (4)	Security Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.15 (4)
Intellectual Property Security Agreement dated March 23, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC.

4.16 (5)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated April 20, 2005

4.17 (5)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated April 20, 2005

4.18 (5)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated April 20, 2005

4.19 (5)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated April 20, 2005

4.20 (5)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated April 20, 2005

4.21 (5)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated April 20, 2005

4.22 (5)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated April 20, 2005

4.23 (5)	Stock Purchase Warrant in the name of AJW Partners, LLC dated April 20, 2005

4.24 (6)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated December 22, 2005

4.25 (6)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated December 22, 2005

4.26 (6)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated December 22, 2005

4.27 (6)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated December 22, 2005

4.28 (6)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated December 22, 2005

4.29 (6)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated December 22, 2005

4.30 (6)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated December 22, 2005

4.31 (6)	Stock Purchase Warrant in the name of AJW Partners, LLC dated December 22, 2005

4.32 (7)	Securities Purchase Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.33 (7)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated June 7, 2006

4.34 (7)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated June 7, 2006

4.35 (7)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated June 7, 2006

4.36 (7)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated June 7, 2006

4.37 (7)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated June 7, 2006

4.38 (7)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated June 7, 2006

4.39 (7)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated June 7, 2006

4.40 (7)	Stock Purchase Warrant in the name of AJW Partners, LLC dated June 7, 2006

4.41 (7)	Registration Rights Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.42 (7)	Security Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.43 (7)	Intellectual Property Security Agreement dated June 7, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.44 (8)	Securities Purchase Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.45(8)	Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated July 27, 2006

4.46(8)	Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated July 27, 2006

4.47(8)	Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated July 27, 2006

4.48(8)	Callable Secured Convertible Note in the name of AJW Partners, LLC dated July 27, 2006

4.49(8)	Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated July 27, 2006

4.50(8)	Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated July 27, 2006

4.51(8)	Stock Purchase Warrant in the name of AJW Offshore, Ltd. dated July 27, 2006

4.52(8)	Stock Purchase Warrant in the name of AJW Partners, LLC dated July 27, 2006

4.53(8)	Registration Rights Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.54(8)	Security Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.55(8)	Intellectual Property Security Agreement dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.56(8)
Amendment to Callable Secured Convertible Notes dated July 27, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1 (9)	Executive Employment Agreement by and between Tactica International, Inc. and Avi Sivan, dated April 29, 2004.

10.2 (9)	Executive Employment Agreement by and between Tactica International, Inc. and Prem Ramchandani, dated April 29, 2004.

10.3 (9)	Employment Agreement by and between Tactica International, Inc. and Kurt Streams, dated January 19, 2004.

10.4 (4)	Service Agreement by and between Brass Logistics, LLC and IGIA, Inc.

21.1 (9)	Subsidiaries of the Registrant.

23.1	Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith)

(1) Incorporated herein by reference to the exhibit to Registrant's Current Report on Form 8-K dated June18, 2004.

(2) Incorporated by reference to the exhibit of same number filed with the Registrant’s Registration Statement on Form 10-SB.

(3) Incorporated herein by reference to the exhibit to Registrant's Current Report on Form 8-K dated April 1, 2005.

(4) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated March 28, 2005.

(5) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated April 21, 2005.

(6) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated December 28, 2005.

(7) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated June 13, 2006.

(8) Incorporated herein by reference to the exhibits to Registrant's Current Report on Form 8-K dated August 2, 2006.

(9) Incorporated herein by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form SB-2 dated April 14, 2005.

(10) Incorporated herein by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form SB-2 dated November 9, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on October 5, 2006.

IGIA, INC.

By:	/s/Avi Sivan
Avi Sivan Chief Executive Officer and Chairman of the Board

By:	/s/ Kurt Streams
Kurt Streams Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Avi Sivan	Chief Executive Officer and	October 5, 2006
Avi Sivan	Chairman of the Board

/s/Prem Ramchandani	President, Treasurer and Director	October 5, 2006
Prem Ramchandani

/s/ Yehiel Ben-Harush	Director	October 5, 2006
Yehiel Ben-Harush

/s/ Kurt Streams	Chief Financial Officer, Principal	October 5, 2006
Kurt Streams	Accounting Officer and Assistant Secretary